Prospectus Supplement to Prospectus dated June 24, 2020	Filed Pursuant to Rule 424(b)(5) Registration Nos. 333-239139 and 333-257746

VISTA GOLD CORP.

12,272,730 Units

Underwriters’ Warrants to purchase 348,682 Common Shares

We are offering 12,272,730 units (“Units”) at a price of $1.10 per Unit (the “Offering Price”). Each Unit consists of one of our common shares (each, an “Offered Share” and collectively, the “Offered Shares”) and one-half of one common share purchase warrant. Each whole common share purchase warrant (a “Warrant”) entitles the holder to purchase one of our common shares (each, a “Warrant Share” and, collectively, the “Warrant Shares”) at an exercise price of $1.25 per Warrant Share until the date that is 36 months following the closing of this offering (the “Offering”). This prospectus supplement registers the Units, the Offered Shares, the Warrants and the Warrant Shares. The Units are being offered pursuant to an amended and restated underwriting agreement dated July 7, 2021 (the “Underwriting Agreement”), as more fully described under the section entitled “Underwriting” on page S-18 of this prospectus supplement, among us and H.C. Wainwright & Co., LLC (the “Representative”), acting as the representative of the underwriters and sole book-running manager, and the other underwriters signatory thereto (collectively with the Representative, the “Underwriters”). The Units will separate into Offered Shares and Warrants at the closing of the Offering and the Offered Shares and Warrants will be issued separately at the closing of the Offering.

The Offering is being underwritten on a firm commitment basis. While the Underwriters intend to offer the Offered Shares and Warrants at the price set forth on the cover of this prospectus supplement, the Underwriters may offer the Offered Shares from time to time to purchasers directly or through agents or through brokers in brokerage transactions on the NYSE American LLC (the “NYSE American”), or to dealers in negotiated transactions or in a combination of such other methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Our common shares are listed on the NYSE American and the Toronto Stock Exchange (the “TSX”), in each case under the symbol “VGZ”. The closing price of our common shares on July 7, 2021 on the NYSE American was $1.20 and on the TSX was Cdn$1.48. We intend to apply to the NYSE American and TSX for the listing of the Offered Shares, the Warrant Shares, the Additional Warrant Shares (as defined herein) and the Underwriter Warrant Shares (as defined herein). Listing of the Offered Shares, the Warrant Shares, the Additional Warrant Shares and the Underwriter Warrant Shares will be subject to us fulfilling all the listing requirements of each of the NYSE American and TSX, respectively. We do not intend to apply to the NYSE American or TSX for the listing of the Warrants, the Additional Warrants (as defined herein) or the Underwriters’ Warrants (as defined herein). There is no market through which the Warrants may be sold and purchasers may not be able to resell the Warrants purchased under this prospectus supplement and the accompanying base prospectus. This may affect the pricing of the Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation. See “Risk Factors” beginning on page S-9 of this prospectus supplement.

Investing in the Units involves risks that are described in the “Risk Factors” section beginning on page S-9 of this prospectus supplement and on page 4 of the accompanying base prospectus and in the documents incorporated by reference herein and therein.

	Per Unit	Total
Public offering price(1)	$1.10	$13,500,003.00
Underwriting discounts and commissions(2)	$0.066	$810,000.18
Proceeds to us, before expenses, to us	$1.034	$12,690,002.82

(1)  The public offering price and underwriting discounts and commissions correspond to (i) a public offering price per Offered Share of $1.0999 (the “Share Offering Price”) and (ii) a public offering price per one half of one Warrant of $0.0001 (each whole Warrant having an offering price of $0.0002, the “Warrant Offering Price”).

(2) With respect to a certain investor only, the discounts and commissions shall be 3% of the gross proceeds sold to such investor. See “Underwriting” for additional disclosure regarding underwriting compensation.

We have granted the Underwriters an option (the “Option”), exercisable in whole at any time or in part from time to time within thirty (30) days after the date of the Underwriting Agreement, to purchase up to an additional 1,840,908 Units (the “Additional Units”) at the Offering Price, each comprised of one common share (an “Additional Offered Share”) and one-half of one Warrant (each whole additional Warrant, an “Additional Warrant” and the common shares issuable thereunder, the “Additional Warrant Shares”), provided that the Option may be exercised for Additional Units at the Offering Price and/or Additional Offered Shares at the Share Offering Price and/or Additional Warrants at the Warrant Offering Price in any combination thereof, so long as the aggregate number of Additional Offered Shares and Additional Warrants does not exceed 1,840,908 Additional Offered Shares and 920,454 Additional Warrants. This prospectus supplement also registers the grant of the Option, the distribution of the Additional Units, the Additional Offered Shares and Additional Warrants to be issued upon exercise of the Option and the distribution of the Additional Warrant Shares. See “Underwriting” on page S-18 of this prospectus supplement. Unless the context otherwise requires, all references to the “Offering” in this prospectus supplement shall include the Option and references to “Units” shall include “Additional Units”, references to “Offered Shares” shall include “Additional Offered Shares”, references to “Warrants” shall include “Additional Warrants” and references to “Warrant Shares” shall include the “Additional Warrant Shares”, as applicable.

The underwriters expect to deliver the Units on or about July 12, 2021.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager

H.C. Wainwright & Co.

Co-Manager	Co-Manager

Haywood Securities Inc.	Roth Capital Partners

The date of this prospectus supplement is July 7, 2021

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

S-i

ABOUT THIS PROSPECTS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Units and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part is the accompanying base prospectus, which gives more general information about securities we may offer from time to time, some of which may not be applicable to this offering. To the extent there is a conflict between information contained in this prospectus supplement and information contained in the accompanying base prospectus or any document incorporated by reference herein or therein or the information in each free writing prospectus, if any, the information in this prospectus supplement shall control and you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement or the accompanying base prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement relates to registration statements on Form S-3 that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, offer and sell any of the securities or any combination of the securities described in the accompanying base prospectus in one or more offerings. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and each free writing prospectus, if any. We have also filed this prospectus supplement and the accompanying base prospectus with the securities regulatory authorities in each of the Canadian provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Nova Scotia, New Brunswick, Prince Edward Island and Newfoundland and Labrador (which Canadian-filed prospectus supplement and accompanying base prospectus we refer to as the “Canadian Prospectus”). The securities qualified under the Canadian Prospectus may be offered and sold in each of the Canadian provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Nova Scotia, New Brunswick, Prince Edward Island and Newfoundland and Labrador, subject to any applicable securities laws.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus and each free writing prospectus, if any, related to this offering. We have not, and the Underwriters have not, authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any free writing prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and each free writing prospectus, if any, is accurate only as of the respective dates of such documents regardless of the time of delivery of such documents or of any sale of securities hereunder. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where To Find Additional Information” and “Documents Incorporated by Reference” in this prospectus supplement and under the sections entitled, “Where You Can Find More Information” and “Documents Incorporated by Reference” in the accompanying base prospectus, and any additional information you may need to make your investment decision.

We and the Underwriters are offering to sell, and are seeking offers to buy, the Units only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the Units in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States and Canada who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about and observe any restrictions relating to the offering of the Units and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States and Canada. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless stated otherwise or the context otherwise requires, references in this prospectus supplement and the accompanying base prospectus to “the Company,” “Vista,” “we,” “us” or “our” includes Vista Gold Corp. and each of our subsidiaries through which we conduct our business.

The industry and market data and other statistical information contained in the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

Prospective investors should be aware that the acquisition of the Offered Shares, the Warrants and the Warrant Shares described herein may have tax consequences in the United States and Canada. Such consequences for investors who are resident in, or citizens of, the United States and Canada may not be described fully herein. Investors should read the tax discussion in this prospectus supplement under the captions “Material United States Federal Income Tax Considerations” and “Material Canadian Federal Income Tax Considerations,” and should consult their own tax advisor with respect to their own particular circumstances.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated or organized under the laws of British Columbia, Canada, that some or all of our officers and directors may be residents of a country other than the United States, that some or all of the Underwriters or experts named in the registration statement, this prospectus supplement and the accompanying base prospectus may be residents of a country other than the United States, and that all or a substantial portion of the assets of the Company and said persons may be located outside the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying base prospectus, any free writing prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” under Canadian securities laws, that are intended to be covered by the safe harbor created by such legislation. All statements, other than statements of historical facts, included in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and filed with the SEC and with securities commissions and other similar authorities in Canada and in press releases and public statements by our officers or representatives that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and forward-looking information, including, but not limited to, such things as those listed below:

The Offering

•	the timing and closing of the Offering;

•	the satisfaction of the conditions of closing of the Offering, including the receipt, in a timely manner, of regulatory and other required approvals;

•	the use of proceeds of the Offering;

•	the aggregate amount of the total proceeds we will receive pursuant to the Offering;

Operations

•	our belief that our focus on evaluation, acquisition, exploration and advancement of gold exploration and potential development projects may lead to gold production or value-adding strategic transactions;

•	our belief that our efforts in water treatment and management, environmental and social programs have created a strong social license in respect of the Project;

•	our plans and available funding to continue to improve Mt Todd’s near-term development potential;

•	estimates of future operating and financial performance;

•	our belief that recent drilling of several targets confirms our understanding of the continuity of gold mineralization and indicates district-scale potential for resource growth;

•	our belief that our existing working capital at March 31, 2021, together with other potential future sources of nondilutive financing, will be sufficient to fully fund our currently planned corporate expenses and Project holding costs for at least 12 months;

•	our belief that if sources of non-dilutive financing cannot be realized within the timeframe needed and in sufficient amounts, the Company will raise additional capital through equity issuances or other means;

•	our belief that the Company’s viability beyond 12 months is dependent upon our ability to maintain a low expenditure profile, realize value from non-dilutive assets, and, when necessary, issue additional equity or find other means of financing to secure sufficient funding;

•	our belief that the remaining 0.5 GL of water will be pumped from the pit in due course, requiring only four to six weeks to complete;

Business and Industry

•	our belief that our existing working capital, together with potential future sources of non-dilutive financing will be sufficient to fully fund our currently planned corporate expenses and project holding costs, which we expect to be generally consistent with 2020, and discretionary programs for more than 12 months;

•	the potential monetization of our non-core assets, including our mill equipment which is for sale, and certain royalty interests;

•	potential funding requirements and sources of capital, including near-term sources of additional cash;

•	our belief that we are in compliance in all material respects with applicable laws and regulations;

•	our expectation that we will continue to be a passive foreign investment company (“PFIC”) for U.S. Federal tax purposes;

•	the potential that we may grant options and/or other stock-based awards to our directors, officers, employees and consultants;

•	our expectation that we will receive any future payments for cancellation of the remaining net smelter return royalties on the Awak Mas project in Indonesia;

•	the potential that future expenditures may be required for compliance with various laws and regulations governing the protection of the environment;

•	our expectation that due to COVID-19 we may incur ongoing costs while certain corporate objectives, including efforts to seek a strategic development partner, are extended, which may ultimately have a material adverse impact on the Company’s financial condition and results of operations;

•	our belief that our prospects have been enhanced by a generally upward trend in the gold price;

•	our belief that the duration of global travel restrictions and the pace and extent of economic recovery could affect the Company’s ability to raise additional working capital on reasonable terms, or at all, and are likely to continue to extend the time required to accomplish strategic initiatives; and

•	our belief that extended delays related to COVID-19 will affect the Company’s liquidity and capital resources and may ultimately have a material adverse effect on the Company’s short-term and long-term financial position and results of operations.

Forward-looking statements and forward-looking information have been based upon the Company’s current business and operating plans, as approved by the Company’s Board of Directors (the “Board”); the business’ cash and other funding requirements and timing and sources thereof; results of pre-feasibility and feasibility studies, mineral resource and reserve estimates, preliminary economic assessments and exploration activities; advancements of the Company’s required permitting processes; current market conditions and project development plans. The words “estimate”, “plan”, “anticipate”, “contemplate”, “scheduled”, “expect”, “intend”, “believe”, “will”, “may”, “would” and similar expressions are intended to identify forward-looking statements and forward-looking information. These forward-looking statements and forward-looking information involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from actual results, performance or achievements. The factors which may cause these differences include risks such as:

The Offering

•	the use of proceeds from the Offering will be utilized as expected;

•	we will list the Offered Shares and Warrant Shares on the TSX, NYSE American or any other securities exchange;

Operating Risks

•	pre-feasibility and feasibility study results, timing and the accuracy of estimates and assumptions on which they are based;

•	resource and reserve estimate results, the accuracy of such estimates and the accuracy of sampling and subsequent assays and geologic interpretations on which they are based;

•	technical and operational feasibility and the economic viability of deposits;

•	our ability to obtain, renew or maintain the necessary authorizations and permits for Mt Todd, including its development plans and operating activities;

•	market conditions supporting a decision to develop Mt Todd;

•	delays in commencement of construction at Mt Todd;

•	increased costs that affect our operations or our financial condition;

•	our reliance on third parties to fulfill their obligations under agreements with us;

•	whether projects not managed by us will comply with our standards or meet our objectives;

•	whether our acquisition, exploration and development activities, as well as the realization of the market value of our assets, will be commercially successful and whether any transactions we enter into will maximize the realization of the market value of our assets;

•	the success of future joint ventures, partnerships and other arrangements relating to our properties;

•	perception of the potential environmental impact of Mt Todd;

•	known and unknown environmental and reclamation liabilities, including reclamation requirements at Mt Todd;

•	potential challenges to the title to our mineral properties;

•	future water supply issues at Mt Todd;

•	our ability to secure and maintain natural gas supply contracts to sustain the operation of our planned electrical power generation facility;

•	litigation or other legal claims;

•	environmental lawsuits;

Financial and Business Risks

•	fluctuations in the price of gold;

•	lack of adequate insurance to cover potential liabilities;

•	the lack of cash dividend payments by us;

•	our history of losses from operations;

•	our ability to attract, retain and hire key personnel;

•	volatility in our stock price and gold equities generally;

•	our ability to obtain a development partner for Mt Todd on favorable terms, if at all;

•	our ability to raise additional capital or raise funds from the sale of non-core assets on favorable terms, if at all;

•	industry consolidation which could result in the acquisition of a control position in the Company for less than fair value;

•	evolving corporate governance and public disclosure regulations;

•	intense competition in the mining industry;

•	tax initiatives on domestic and international levels;

•	potential changes in regulations of taxation initiatives;

•	fluctuation in foreign currency values;

•	our likely status as a PFIC for U.S. federal tax purposes;

•	delays, potential losses and inability to maintain sufficient working capital due to business interruptions or global economic slowdowns caused by the COVID-19 pandemic;

Industry Risks

•	inherent hazards of mining exploration, development and operating activities;

•	a shortage of skilled labor, equipment and supplies;

•	the accuracy of calculations of mineral reserves, mineral resources and mineralized material and fluctuations therein based on metal prices, and inherent vulnerability of the ore and recoverability of metal in the mining process;

•	changes in environmental regulations to which our exploration and development operations are subject; and

•	changes in climate change regulations could result in increased operating costs.

For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements and forward-looking information, please see “Risk Factors” beginning of page S-9 of this prospectus supplement and on page 4 of the accompanying base prospectus and, to the extent applicable, the “Risk Factors” section in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the SEC and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurances that the statements or information will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements and information. Except as required by law, we assume no obligation to publicly update any forward-looking statements and forward-looking information, whether as a result of new information, future events or otherwise. Investors should review our subsequent reports filed with the SEC and Canadian securities authorities on Forms 10-K, 10-Q and 8-K and any amendments thereto. We qualify all forward-looking statements and forward-looking information by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of the principal features of this offering and is not intended to be complete. It should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus supplement, the accompanying base prospectus, any free writing prospectus filed by us and the documents incorporated by reference herein and therein, including the information under “Risk Factors’’ beginning on page S-9 of this prospectus supplement and page 4 of the accompanying base prospectus. Unless otherwise indicated, the information in this prospectus supplement assumes that the Underwriters will not exercise their Option to purchase additional Units.

Business of the Company

Vista Gold Corp. and its subsidiaries operate in the gold mining industry. We are focused on the evaluation, acquisition, exploration and advancement of gold exploration and potential development projects which may lead to gold production or value adding strategic transactions such as earn-in right agreements, option agreements, leases to third parties, joint venture arrangements with other mining companies, or outright sales of assets for cash and/or other consideration. We look for opportunities to improve the value of our gold projects through exploration drilling and/or technical studies focused on optimizing previous engineering work. We do not currently generate cash flows from mining operations.

The Company’s flagship asset is its 100% owned Mt Todd gold project (“Mt Todd” or the “Project”) in Northern Territory Australia. We have invested substantial amounts to evaluate, engineer, permit and de-risk the Project. We believe these efforts have added to the underlying value of the Project and demonstrate strong development potential. In January 2018, the Company announced positive results of an updated preliminary feasibility study for Mt Todd (the “2018 PFS”). In 2018 and 2019, we continued additional metallurgical testing that demonstrated improved gold recovery compared to the 2018 PFS. These test results, other findings and the outcome of an independent benchmarking study were incorporated into an updated preliminary feasibility study, which was issued in October 2019 (the “2019 PFS”). The 2019 PFS successfully confirmed the efficiency of ore sorting across a broad range of head grades, the natural concentration of gold in the screen undersize material prior to sorting, the economics of fine grinding and the resulting improved gold recoveries, and the selection of FLSmidth’s VXP mill as the preferred fine grinding mill. On October 5, 2020, the Company filed an amended NI 43-101 technical report for the 2019 PFS.

Recent Developments

On June 14, 2021, we announced the approval of our Mining Management Plan (“MMP”) by the Northern Territory Government for the Mt Todd gold project. The MMP is similar to a mine operating permit in North America and is the final major authorization required for the development of the Mt Todd mine. The receipt of this approval marks the achievement of a significant de-risking milestone that has been our focus for the last three years.

Corporate Information

Vista Gold Corp. was originally incorporated on November 28, 1983 under the name “Granges Exploration Ltd.” It amalgamated with Pecos Resources Ltd. during June 1985 and continued as Granges Exploration Ltd.  In June 1989, Granges Exploration Ltd. changed its name to Granges Inc.  Granges Inc. amalgamated with Hycroft Resources & Development Corporation during May 1995 and continued as Granges Inc. Effective November 1996, Da Capo Resources Ltd. and Granges Inc. amalgamated under the name “Vista Gold Corp.” and, effective December 1997, Vista continued from British Columbia to the Yukon Territory, Canada under the Business Corporations Act (Yukon Territory).  On June 11, 2013, Vista Gold continued from the Yukon Territory, Canada to British Columbia, Canada under the Business Corporations Act (British Columbia). The current addresses, telephone and facsimile numbers of our offices are:

Executive Office	Registered and Records Office
Suite 5 - 7961 Shaffer Parkway	1200 Waterfront Centre – 200 Burrard Street
Littleton, Colorado, USA 80127	Vancouver, British Columbia, Canada V7X 1T2
Telephone: (720) 981-1185	Telephone: (604) 687-5744
Facsimile: (720) 981-1186	Facsimile: (604) 687-1415

The Offering

The following is a brief summary of certain terms of this offering and is not intended to be complete. It does not contain all of the information that will be important to a holder of the Units. For a more complete description of our Units, see the section entitled “Description of the Securities Distributed” in this prospectus supplement.

Issuer:	Vista Gold Corp.
Offering:

12,272,730 Units

Each Unit consists of one Offered Share and one-half of one Warrant. Each whole Warrant will entitle the holder to purchase a Warrant Share at a price of $1.25 per Warrant Share at any time following the closing of the offering until the date that is 36 months after the closing of this Offering.

Amount:	$13,500,003
Price to the Public:	$1.10 per Unit
Option:	We have granted the Underwriters an Option, exercisable in whole at any time or in part from time to time within thirty (30) days after the date of the Underwriting Agreement, to purchase up to 1,840,908 Additional Units, each comprised of one Additional Offered Share and one-half of one Additional Warrant, at the Offering Price. The Option may be exercised by the Underwriters in respect of Additional Units at the Offering Price, and/or Additional Offered Shares at the Share Offering Price and/or Additional Warrants at the Warrant Offering Price in any combination thereof so long as the aggregate number of Additional Offered Shares and Additional Warrants that may be issued under the Option does not exceed 1,840,908 Additional Offered Shares and 920,454 Additional Warrants.
Common Shares Outstanding(1):	Prior to the offering: 104,909,837 common shares
After the offering: 117,182,567 common shares (2)(3)
Underwriters Commission:	We have agreed to pay the Underwriters’s discounts and commissions equal to $0.066 for each Unit sold pursuant to this Offering (other than certain Units that are subject to an agreed upon president’s list for which the fee will be $0.033 per Unit). See the section entitled “Underwriting” in this prospectus supplement. In addition, we have agreed to issue Underwriters’ Warrants to purchase up to 348,682 common shares to the Underwriters (Underwriters’ Warrants to purchase up to 403,909 common shares assuming exercise of the Option in full), including any Additional Unit Shares issued upon any exercise of the Option. Each Underwriters’ Warrant entitles its holder to purchase one common share (each, a “Underwriter Warrant Share”) on the same terms as the Warrants.
Use of Proceeds:	The net proceeds from the sale of the Units in this offering are estimated to be approximately $12.6 million (approximately $14.5 million if the Option is exercised in full), after deducting the underwriting discounts and commissions and the Underwriters’ estimated offering expenses. We intend to advance programs at Mt Todd by further refining technical aspects of the project, enhancing economic returns, and supporting the Company’s objective of securing a development partner. These programs may include additional drilling and technical reports supported by engineering/design work and other technical studies. Remaining proceeds will be used for working capital requirements and/or for other general corporate purposes, which include ongoing regulatory, legal and accounting expenses, management and administrative expenses, and other corporate initiatives. See the section entitled “Use of Proceeds” on page S-15 in this prospectus supplement.

Risk Factors:	Investing in the Units involves risks that are described in the “Risk Factors” section beginning on page S-9 of this prospectus supplement and the “Risk Factors” section on page 4 of the accompanying base prospectus and, to the extent applicable, the “Risk Factors” sections of our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the SEC and Canadian securities authorities.
Tax Considerations:	Purchasing our securities may have tax consequences in the United States and Canada. This prospectus supplement and the accompanying base prospectus may not describe these consequences fully. Investors should read the tax discussion in this prospectus supplement and consult with their tax advisor. See the sections entitled “Material United States Federal Income Tax Considerations” and “Material Canadian Federal Income Tax Considerations” in this prospectus supplement.
Listing Symbol:

Our common shares are listed for trading on the NYSE American and the TSX, in each case under the symbol “VGZ.”

There is no market through which the Warrants may be sold and purchasers may not be able to resell the Warrants purchased under this prospectus supplement and the accompanying base prospectus.

Notes:

(1)	These figures do not include options outstanding to purchase up to 1,367,000 common shares at a weighted average exercise price of US$0.71 per share (1,333,667 of which were exercisable as of March 31, 2021), 2,724,338 common shares underlying unvested restricted stock units with a weighted average grant date fair value of US$0.50 per share, and 930,000 common shares underlying deferred share units with a weighted average grant-date fair value of US$0.68 per share.

To the extent any such options or warrants are exercised, new options are issued under our equity incentive plans, or we otherwise issue additional common shares or securities exercisable for or convertible into common shares, there will be future dilution to new investors. As of the date of this prospectus supplement, there are 6,164,978 common shares available for issuance under our equity incentive plans.

(2)	Does not include up to 6,136,365 Warrant Shares issuable upon exercise of the Warrants issued pursuant to this offering. Assuming the exercise of all of the Warrants, the aggregate common shares outstanding would be 123,318,932. Also does not assume the exercise of the Option. Assuming the exercise of the Option in full for Additional Offered Shares and Additional Warrants, the aggregate common shares outstanding would be 119,023,475 and assuming the exercise of all the Warrants and Additional Warrants, would be 126,080,294.

(3)	Also does not include up to 348,682 Underwriter Warrant Shares issuable upon exercise of the Underwriters’ Warrants issued pursuant to this offering plus up to an additional 55,227 Underwriter Warrant Shares issuable upon exercise of the Underwriters’ Warrants to be granted to the Underwriters in connection with the exercise of the Option in full. Assuming the exercise of the Option in full for Additional Offered Shares and Additional Warrants and full exercise of all Warrants, Additional Warrants and the Underwriters’ Warrants, the aggregate common shares outstanding would be 126,484,203.

RISK FACTORS

Investing in the Units involves a high degree of risk. Prospective investors should carefully consider the following risks, as well as the other information contained in this prospectus supplement, the accompanying base prospectus, any free writing prospectus and the documents incorporated by reference herein and therein before investing in the Units. If any of the following risks actually occurs, our business could be harmed. The risks and uncertainties described below are not the only ones faced by the Company. Additional risks and uncertainties, including those of which we are currently unaware or that are currently deemed immaterial, may also adversely affect our business, financial condition, cash flows, prospects and the price of our common shares.

The following is a short description of the risks and uncertainties which are more fully described under the section entitled “Risk Factors” beginning on page 15 of our most recent annual report on Form 10-K, which is incorporated herein by reference:

Operating Risks

•	We cannot be assured that our Mt Todd gold project is feasible or that a feasibility study will accurately forecast operating results.

•	Our Mt Todd gold project requires substantial capital investment and we may be unable to raise sufficient capital on favorable terms or at all.

•	If we decide to construct the mine at our Mt Todd gold project, we will be assuming certain reclamation obligations resulting in a material financial obligation.

•	We may not be able to get the required permits to begin construction at our Mt Todd gold project in a timely manner or at all.

•	There may be other delays in the construction of our Mt Todd gold project.

•	Increased costs could impede our ability to become profitable.

•	We cannot be assured that we will have an adequate water supply at our Mt Todd gold project.

•	We rely on third parties to fulfil their obligations under agreements.

•	Our exploration and development operations are subject to evolving environmental regulations.

•	We could be subject to environmental lawsuits.

•	We may have material undisclosed environmental liabilities of which we are not aware.

•	There may be challenges to our title to mineral properties.

•	Opposition to Mt Todd could have a material adverse effect.

•	Our exploration and development activities, strategic transactions, or any acquisition activities may not be commercially successful and could fail to lead to gold production or fail to add value.

Financial and Business Risks

•	We have a history of losses, and we do not expect to generate earnings from operations or pay dividends in the near term.

•	A substantial or extended decline in gold prices would have a material adverse effect on the value of our assets and on our ability to raise capital and could result in lower than estimated economic returns.

•	Industry consolidation could result in the acquisition of a control position in the Company for less than fair value.

•	We may be unable to raise additional capital on favorable terms, or at all.

•	We face intense competition in the mining industry.

•	The occurrence of events for which we are not insured may affect our cash flow and overall profitability.

•	Currency fluctuations may adversely affect our costs.

•	The Company is likely a “passive foreign investment company,” which will likely have adverse U.S. federal income tax consequences for U.S. shareholders.

•	Certain directors and officers may serve as directors and officers of other companies in the natural resources sector.

•	Direct and indirect consequences of the COVID-19 pandemic may have material adverse consequences.

Industry Risks

•	Our share price may be volatile and your investment in our Common Shares could suffer a decline in value.

•	Calculations of mineral reserves and mineral resources are estimates only and subject to uncertainty.

•	Estimated mineral reserves and mineral resources may be materially affected by other factors.

•	Feasibility studies are estimates only and subject to uncertainty.

•	Mining companies are increasingly required to consider and provide benefits to the communities and countries in which they operate, and are subject to extensive environmental, health and safety laws and regulations.

•	Mining exploration, development and operating activities are inherently hazardous.

•	Regulations and pending legislation involving climate change could result in increased operating costs.

•	Pending initiatives involving taxation could result in increased tax and operating costs.

•	Newly adopted rules regarding mining property disclosure by companies reporting with the SEC may result in increased operating and legal costs.

General Risks

•	The Company may experience cybersecurity threats.

•	The Company is subject to anti-bribery and anti-corruption laws.

•	Our business is subject to evolving corporate governance and public disclosure regulations that have increased both our compliance costs and the risk of noncompliance.

Additional Risks Related to the Offering

Price volatility of common shares.

The market price of the common shares has in the past been, and may in the future be, subject to large fluctuations which may result in losses for investors. The market price of common shares may increase or decrease in response to a number of events and factors, including: our operating performance and the performance of competitors and other similar entities; the public’s reaction to our press releases, other public announcements and filings with the various securities regulatory authorities; changes in earnings estimates or recommendations by research analysts who track our securities; the operating and share price performance of other entities that investors may deem comparable; changes in general economic and/or political conditions; the arrival or departure of key personnel; acquisitions, strategic alliances or joint ventures involving us or our competitors; and the number of Units sold on any one day or in the aggregate pursuant to the Offering.

In addition, the market price of the common shares is affected by many variables not directly related to our success and not within our control, including other developments that affect the equity markets generally, the breadth of the public market for the common shares, and the attractiveness of alternative investments. These variables may adversely affect the prices of the common shares regardless of our operating performance.

Discretion to use capital resources other than as specified in the prospectus supplement.

The Company currently intends to use the net proceeds of the Offering and our working capital, together with future cash flows from operations and borrowings, if required, to accomplish the business objectives set out under the heading “Use of Proceeds” in this prospectus supplement. However, our Board and/or management will have discretion in the actual application of our capital resources and may elect to allocate proceeds differently from that described under the heading “Use of Proceeds” if they believe it would be in our best interests to do so. Shareholders may not agree with the manner in which our Board and/or management choose to allocate and spend our capital resources. The failure by our Board and/or management to apply our capital resources effectively could have a material adverse effect on the development of our projects and our business, financial condition, results of operations or cash flows.

There may be limited liquidity for the Warrants.

There is no market through which the Warrants may be sold, and we do not intend to apply to list the Warrants on the TSX or NYSE American. It is not possible to predict the price at which the Warrants will trade in the secondary market or whether such market will be liquid or illiquid. To the extent Warrants are exercised, the number of Warrants outstanding will decrease, resulting in diminished liquidity for such remaining outstanding Warrants. A decrease in the liquidity of the Warrants may cause, in turn, an increase in the volatility associated with the price of the Warrants. To the extent that the Warrants become illiquid, an investor may have to exercise such Warrants to realise value.

Positive return not guaranteed.

A positive return on an investment in the Units is not guaranteed. There is no guarantee that an investment in the Units will earn any positive return in the short term or long term. An investment in the Units involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in the Units is appropriate only for investors who have the capacity to absorb a loss of some or all of their investment.

Investors will have no rights as a shareholder with respect to their Warrants until they exercise their Warrants and acquire our common shares, except as set forth in the Warrants.

Until you acquire common shares upon exercise of your Warrants, you will have no rights with respect to the Common Shares underlying such Warrants, except as set forth in the Warrants. Upon exercise of your Warrants, you will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

Potential dilution.

Our constating documents allow us to issue an unlimited number of common shares for such consideration and on such terms and conditions as shall be established by the board of directors, in many cases, without the approval of shareholders. We may issue common shares in offerings from treasury (including through the sale of securities convertible into or exchangeable for common shares) and on the exercise of stock options or other securities exercisable for common shares. We cannot predict the size of future issuances of common shares or the effect that future issuances and sales of common shares will have on the market price of the common shares. Issuances of a substantial number of additional common shares, or the perception that such issuances could occur, may adversely affect prevailing market prices for the common shares. With any additional issuance of common shares, investors will suffer dilution to their voting power and we may experience dilution.

You will experience immediate and substantial dilution in the net tangible book value per common share you purchase.

Since the public offering price per Offered Share in this offering is substantially higher than the net tangible book value per share of our outstanding common shares outstanding prior to this Offering, you will suffer dilution in the book value of the Offered Shares you purchase in this Offering. The exercise of outstanding stock options and warrants may result in further dilution of your investment. After giving effect to the sale of 12,272,730 Units pursuant to this Offering, and after deducting commissions and estimated offering expenses, our as adjusted pro forma net tangible book value as of March 31, 2021 would have been approximately $26.2 million or approximately $0.22 per share. This represents an immediate increase in pro forma net tangible book value of approximately $0.09 per share to our existing shareholders and immediate dilution in as adjusted pro forma net tangible book value of approximately $0.88 per share to purchasers of Units in this Offering. See the section titled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase Units in this Offering.

Sales by existing shareholders can reduce share prices.

Sales of a substantial number of Common Shares in the public market could occur at any time. These sales, or the market perception that the holders of a large number of Common Shares intend to sell Common Shares, could reduce the market price of the Common Shares. If this occurs and continues, it could impair the Company’s ability to raise additional capital through the sale of securities.

DOCUMENTS INCORPORATED BY REFERENCE

This prospectus supplement is deemed, as of the date hereof, to be incorporated by reference into the accompanying base prospectus solely for the purpose of offering the Units. Other documents are also incorporated, or are deemed to be incorporated, by reference into the accompanying base prospectus, and reference should be made to the accompanying base prospectus for full particulars thereof.

Information has been incorporated by reference in this prospectus supplement from documents filed with the SEC and with securities commissions or similar authorities in each of the provinces and territories of Canada. The following documents filed with the SEC and with the securities commissions or similar authorities in Canada, are also specifically incorporated by reference into, and form an integral part of the accompanying base prospectus, as supplemented by this prospectus supplement (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 of any Current Report on Form 8-K):

(a)	the Annual Report on Form 10-K of the Company, for the year ended December 31, 2020 (the “Annual Report”), which report contains the audited consolidated financial statements of the Company and the notes thereto as at December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019, together with the auditors’ report thereon and the related management’s discussion and analysis of financial condition and results of operations for the years ended December 31, 2020 and 2019, as filed with the SEC on February 26, 2021;

(b)	the Quarterly Report on Form 10-Q of the Company, for the quarter ended March 31, 2021, which report contains the unaudited consolidated financial statements of the Company and the notes thereto as at March 31, 2021 and for the quarters ended March 31, 2021 and 2020 and the related management’s discussion and analysis of financial condition and results of operations for the quarters ended March 31, 2021 and 2020, as filed with the SEC on April 30, 2021;

(c)	the Company’s Proxy Statement on Schedule 14A, dated March 18, 2021, in connection with the Company’s April 29, 2021 annual general and special meeting of shareholders, including the information specifically incorporated by reference into the Annual Report, as filed with the SEC on March 18, 2021;

(d)	our Current Reports on Form 8-K as filed with the SEC on April 29, 2021 and June 15, 2021;

(e)	the description of our common shares contained in our registration statement on Form 8-A filed on January 4, 1988, including any amendment or report filed for purposes of updating such description; and

(f)	all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K), after the date of this prospectus supplement but before the end of the offering of securities made by this prospectus supplement and the accompanying base prospectus.

Any documents of the types referred to in the preceding paragraph (excluding confidential material change reports) or of any other type required to be incorporated by reference into a short form prospectus pursuant to National Instrument 44-101 Short Form Prospectus Distributions that are filed by us with a securities commission or similar authority in Canada after the date of this prospectus supplement and prior to the termination of the offering under any prospectus supplement, shall be deemed to be incorporated by reference into this prospectus supplement.

Any statement contained in the accompanying base prospectus or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, any free writing prospectus (unless otherwise specifically indicated therein) or in any other subsequently-filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of material fact or an omission to state a material fact that is required to be stated or is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this prospectus supplement, except as so modified or superseded.

You may obtain copies of any of these documents by contacting us at the address and telephone number indicated below or by contacting the SEC as described below. You may request a copy of these documents, and any exhibits that have specifically been incorporated by reference as an exhibit in this prospectus supplement, at no cost, by writing or telephoning to:

Vista Gold Corp.

7961 Shaffer Parkway, Suite 5

Littleton, Colorado 80127

Attention: Douglas L. Tobler, Chief Financial Officer

(720) 981-1185

PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA

References in this prospectus supplement to “$” are to United States dollars. Canadian dollars are indicated by the symbol “Cdn$”.

The Company presents its consolidated financial statements in United States dollars. Except as otherwise indicated, all financial statements and financial data contained in, or incorporated by reference into, this Prospectus have been prepared in accordance with U.S. generally accepted accounting principles, which differ in certain significant respects from International Financial Reporting Standards.

The following table sets forth, for each period indicated, the exchange rates of the Canadian dollar to the U.S. dollar for the end of each period indicated and the high, low and average (based on the exchange rate on the last day of each month during such period) exchange rates for each of such periods (such rates, which are expressed in Canadian dollars are based on the rate of exchange published by the Bank of Canada for conversion of U.S. dollars into Canadian dollars).

Year Ended December 31
	2021(1)	2020	2019	2018
High	Cdn$1.2828	Cdn$1.4496	Cdn$1.3600	Cdn$1.3642
Low	Cdn$1.2040	Cdn$1.2718	Cdn$1.2988	Cdn$1.2288
Average	Cdn$1.2468	Cdn$1.3415	Cdn$1.3269	Cdn$1.2957
End of Period	Cdn$1.2475	Cdn$1.2732	Cdn$1.2988	Cdn$1.3642

(1) Through July 7, 2021

On July 7, 2021, the rate of exchange posted by the Bank of Canada for conversion of U.S. dollars into Canadian dollars was US$1.00 = Cdn$1.2475.

CONSOLIDATED CAPITALIZATION

Since March 31, 2021, the date of the Company’s most recently filed unaudited condensed consolidated financial statements for the period ended March 31, 2021 (the “Interim Financial Statements”), there have been no material changes to our share or debt capital, on a consolidated basis, except as set out under the heading “Prior Sales”.

The following table sets forth our cash and cash equivalents and consolidated capitalization as at March 31, 2021 on an actual basis, as adjusted to give effect to the issuance of an additional 518,444 common shares upon vesting of restricted stock units of the Company and a related reduction in cash of approximately $202,000 to cover tax withholding obligations related thereto and an additional 392,470 common shares issued under the Company’s at-the-market offering for net proceeds of approximately $436,000 subsequent to March 31, 2021, and as adjusted to give effect to the Offering after deducting the Underwriters’ Fee and the Underwriters’ estimated expenses of the Offering payable by us (assuming no exercise of the Option) and the application of the net proceeds from the Offering as described under the heading “Use of Proceeds.”

The table should be read in conjunction with our audited annual consolidated financial statements for the year ended December 31, 2020, our Interim Financial Statements, including the notes thereto, and the management’s discussion and analysis thereof, incorporated in each case by reference in this prospectus supplement and the accompanying base prospectus.

	As at March 31, 2021(1)	As at March 31, 2021, after giving effect to the issuance of additional common shares subsequent to March 31, 2021	As at March 31, 2021 after giving effect to the issuance of the Units(1) (2)(3)	As at March 31, 2021 after giving effect to the issuance of the Units and assuming exercise of the Option in full(1) (2)(3)

	(in $ thousands, except for share amounts)
Cash, cash equivalents	$7,153	$7,387	$19,977	$21,881
Outstanding share capital (unlimited authorized)	$461,162 (103,998,923 common shares)	$461,396 (104,909,837 common shares)	$473,986 (117,182,567 common shares)	$475,890 (119,023,475 common shares)
Accumulated deficit	$(447,749)	$(447,749)	$(447,749)	$(447,749)
Total shareholder’s equity	$13,413	$13,647	$26,237	$28,141

Notes:

(1)	These figures do not include options outstanding to purchase up to 1,367,000 common shares at a weighted average exercise price of US$0.71 per share (1,333,667 of which were exercisable as of March 31, 2021), 2,724,338 common shares underlying unvested restricted stock units with a weighted average grant date fair value of $0.50 per share, and 930,000 common shares underlying deferred share units with a weighted average grant-date fair value of $0.68 per share.

(2)	Does not assume the exercise of the Warrants. If the Warrants (including Additional Warrants issued pursuant to the exercise of the Option) are exercised in full, cash and cash equivalents, outstanding share capital, accumulated deficit during the exploration stage and total shareholder’s equity would be $30,702, $484,711, $(447,749) and $36,962, respectively.

(3)	These figures do not include up to 348,682 Underwriters’ Warrants to be issued to the Underwriters (403,909 Underwriters’ Warrants assuming exercise of the Option in full), each exercisable to purchase one Warrant Share at a price of $1.25 for a period of 36 months from the Closing Date.

USE OF PROCEEDS

The net proceeds to be received by the Company under the Offering are estimated to be approximately $12.6 million (up to approximately $14.5 million if the Option is exercised in full for Additional Units), after deducting the underwriting discounts and commissions and deducting the Underwriters’ estimated expenses in connection with the Offering of approximately $910,000. The above calculations assume that no Units are sold to investors on the President’s List. See “Underwriting”.

We intend to advance programs at Mt Todd by further refining technical aspects of the project, enhancing economic returns, and supporting the Company’s objective of securing a development partner. We intend to allocate the net proceeds from the Offering (including any funds received from exercise of the Option) to fund the following:

Description of Use of Proceeds	Amount of Proceeds (assuming no exercise of the Option)	Amount of Proceeds (assuming full exercise of the Option)
Drilling	$1.5 million	$2.0 million
Technical report supported by engineering/design work and other technical studies	$3.5 million	$3.5 million
Working Capital & General Corporate Purposes	$7.6 million	$9.0 million
Net Proceeds of the Offering	$12.6 million	$14.5 million

Until such time as the net proceeds of the Offering are used as described above, we intend to invest the net proceeds primarily in short-term U.S. and/or Australian government treasury bills and/or notes, Federal Deposit Insurance Corporation insured certificates of deposit or other substantially similar secure deposits. Interest earned will be retained by us and used in the same manner as net proceeds from the sale of the Units. Remaining proceeds will be used for working capital requirements and/or for other general corporate purposes, which include ongoing regulatory, legal and accounting expenses, management and administrative expenses, and other corporate initiatives.

As we advance our business plan, we may, from time to time, issue additional common shares or other securities through other offerings of securities.

Depending on opportunities, economic conditions and the results of the activities described above we may use a portion of the use of proceeds allocated above to invest in property acquisitions or complete other corporate activities.

Business Objectives and Milestones

The Company intends to allocate the net proceeds from the Offering to advance programs at Mt Todd. These programs include, but are not limited to:

•	Identifying opportunities through drilling to expand the mineral resources within areas adjacent to the currently defined Batman deposit within the next 12 months;

•	Enhancing economic returns estimated for Mt Todd through the support of a refined technical report to be completed during the quarter ending March 31, 2022; and

•	Securing a development partner for Mt Todd, within the next 12 months, subject to delays that may result due to the Covid-19 pandemic and other conditions outside our control.

DILUTION

If you purchase Offered Shares in this Offering, you will experience dilution to the extent of the difference between the price per Offered Share you pay in this Offering and the net tangible book value per share of our common shares immediately after this offering. Our net tangible book value as of March 31, 2021 was approximately $13.4 million, or approximately $0.13 per share. Net tangible book value per share represents our total tangible assets, less total liabilities as of March 31, 2021 divided by the number of common shares outstanding as of March 31, 2021. As adjusted to give effect to the issuance of an additional 518,444 common shares upon vesting of restricted stock units of the Company and a related reduction in cash of approximately $202,000 to cover tax withholding obligations related thereto and the issuance of an additional 392,470 common shares issued under the Company's at-the-market offering for net proceeds of approximately $436,000, in each case subsequent to March 31, 2021, the pro forma net tangible book value was approximately approximately $13.6 million, or approximately $0.13 per share.

After giving further effect to the sale by us of an aggregate of $13,500,003 of our Units in this Offering at a price of $1.10 per Unit, and after deducting the estimated fees and commissions and estimated offering expenses payable by us (estimated at approximately $910,000), assuming no exercise of the Warrants or Underwriters’ Warrants (as defined below), our as adjusted pro forma net tangible book value as of March 31, 2021 would have been approximately $26.2 million or approximately $0.22 per share. This represents an immediate increase in net tangible book value of approximately $0.09 per share to existing shareholders and an immediate dilution of approximately $0.88 per share to new investors. The following table illustrates this per share dilution:

Public offering price per Unit		$1.10

Pro forma net tangible book value per share as of March 31, 2021	$0.13

Increase in net tangible book value per share attributable to new investors	$0.09

As adjusted pro forma net tangible book value per share as of March 31, 2021, after giving effect to this offering		$0.22

Dilution per share to new investors in the offering		$0.88

If the underwriters exercise their option to purchase Additional Shares and Additional Warrants in full, our as adjusted pro forma net tangible book value per share after this offering would be $0.24 per share, the increase in net tangible book value to existing stockholders would be $0.11 per share and the dilution to investors purchasing shares in this offering at the public offering price would be $0.86 per share.

The number of common shares to be outstanding immediately after this offering is based on 103,998,923 common shares outstanding as of March 31, 2021, as adjusted to reflect the issuance of 518,444 common shares upon the vesting of restricted stock units and 392,470 common shares under the Company’s at-the-market offering, subsequent to March 31, 2021, and excludes: options outstanding to purchase up to 1,367,000 common shares at a weighted average exercise price of $0.71 per share (1,333,667 of which were exercisable as of March 31, 2021), 2,724,338 common shares underlying unvested restricted stock units with a weighted average grant date fair value of $0.50 per share, and 930,000 common shares underlying deferred share units with a weighted average grant-date fair value of $0.68 per share. The above does not include up to 6,136,365 Warrant Shares issuable upon exercise of the Warrants issued pursuant to this Offering and does not include up to 348,682 Underwriter Warrant Shares (as defined below) issuable upon exercise of the Underwriters’ Warrants.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common shares. We intend to retain our earnings, if any, to finance the growth and development of our business and do not expect to pay cash dividends or to make any other distributions in the near future. Our board of directors will review this policy from time to time having regard to our financing requirements, financial condition and other factors considered to be relevant.

DESCRIPTION OF THE SECURITIES DISTRIBUTED

Description of Units

The Offering consists of 12,272,730 Units of the Company, each Unit consisting of one Offered Share and one-half of one Warrant. Each whole Warrant entitles the holder thereof to purchase one Warrant Share at a price of $1.25 per Warrant Share. The Units will be issued at the Offering Price of $1.10 per Unit. The Offered Shares and the Warrants comprising the Units will separate immediately upon closing of the Offering and will be issued separately.

Offered Shares and Warrant Shares

The Offered Shares and the Warrant Shares will have all of the characteristics, rights and restrictions of the common shares. We are authorized to issue an unlimited number of common shares, no par value per share, of which 104,909,837 are issued and outstanding as at the date of this prospectus supplement. Holders of common shares are entitled to one vote per common share at all meetings of shareholders, to receive dividends as and when declared by our directors and to receive a pro rata share of our assets of the Company available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of the Company. There are no pre-emptive, conversion or redemption rights attached to the common shares.

Warrants

The following is a brief summary of certain terms and conditions of the Warrants and is subject in all respects to the provisions contained in the Warrants. The Warrants will be issued in certificated form to the investors in this Offering. You should review the form of Warrant, which we will file with the SEC on Form 8-K, for a complete description of the terms and conditions applicable to the Warrants. The following brief summary of the material terms and provisions of the Warrants offered pursuant to this prospectus is subject to, and qualified in its entirety by, the form of Warrant.

Exercise of Warrants

The Warrants will be exercisable at any time prior to 5:00 p.m. (New York Time) on that date which is 36 months after the closing of the Offering, after which time the Warrants will expire and become null and void. The exercise price for the Warrants is payable in United States dollars. The Warrants will be exercisable, at the option of the holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of Warrant Shares purchased upon such exercise.

If a registration statement registering the issuance of the Warrant Shares underlying the Warrants under the Securities Act is not effective or the prospectus contained therein is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Warrant Shares determined according to the formula set forth in the Warrant, which is determined in part by the market value of the common shares as determined in the formula. No fractional Warrant Shares will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will round down to the next whole share and pay the holder a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

The exercise price per whole Warrant Share purchasable upon exercise of the warrants is $1.25 per Warrant Share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares.

We may be required to provide certain buy-in rights to a holder if we fail to deliver the Warrant Shares by two trading days after the delivery to the Company of the notice of exercise, provided that we receive the aggregate exercise price (other than in connection with a cashless exercise). The buy-in rights apply if after the trading day after the date on which the holder satisfies all of the requirements for exercise, the holder purchases (in an open market transaction or otherwise) common shares to deliver in satisfaction of a sale by the holder of the Warrant Shares that the holder anticipated receiving from the Company upon exercise of the Warrant. In this event, we will pay an amount pursuant to the formula set forth in the Warrant.

Limitations of Exercise

Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of common shares in excess of 4.99% (or, at the election of the investor, 9.99%) of the common shares then outstanding after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that, upon notice to us, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99% and any increase in the Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

Fundamental Transactions

In the event of a Fundamental Transaction (as defined in the Warrants), the holder will have the right to receive, for each underlying Warrant Shares that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the holder, the number of common shares of the surviving corporation, and/or any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of common shares for which the Warrant is exercisable immediately prior to such fundamental transaction.

If, at any time while the warrants are outstanding, we issue rights, options or warrants to all holders of our common stock entitling them to purchase our common stock, warrants, securities or other property, then the holders of the warrants will be entitled to acquire those rights, options and warrants on the basis of the number of shares of common stock acquirable upon complete exercise of the warrants (without regard to any limitations on exercise thereof, including without limitation, the beneficial ownership limitation).

If, at any time while the warrants are outstanding, we make a dividend or distribution of assets or rights to acquire assets to all holders of our common stock, the holders of the warrants will be entitled to participate in the dividend or distribution of assets or rights to acquire assets on the basis of the number of shares of common stock acquirable upon complete exercise of the warrants (without regard to any limitations on exercise thereof, including without limitation, the beneficial ownership limitation).

We also covenant in the Warrant that, during the period in which the Warrants are exercisable, we will give notice to holders of Warrants of certain stated events, including events that would result in an adjustment to the exercise price for the Warrants or the number of Warrant Shares issuable upon exercise of the Warrants.

No Trading Market

There is no established trading market for the Warrants and we do not intend to list the warrants on any securities exchange or nationally recognized trading system.

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our common shares, the holder of a Warrant will not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Warrant.

Underwriters’ Warrants

We have agreed to issue the Underwriters’ Warrants to the Underwriters. Each Underwriters’ Warrant shall entitle the holder thereof to purchase one Underwriter Warrant Share for a price of $1.25 per Underwriter Warrant Share at any time on or before the date which is thirty six (36) months after the Closing Date. The Underwriters’ Warrants will have the same terms as the Warrants, except as required by FINRA, and the Underwriter Warrant Shares issuable upon exercise of the Underwriters’ Warrants are identical to the Warrant Shares issued pursuant to the Offering. The material terms and provisions of the Warrants are summarized herein, which summary is subject to and qualified in its entirety by the form of the Underwriters’ Warrant, which we will file with the SEC on a Form 8-K.

UNDERWRITING

Pursuant to the Underwriting Agreement, the Company has agreed to issue and sell, and the Underwriters have severally agreed to purchase, subject to compliance with all necessary legal requirements and the terms and conditions contained in the Underwriting Agreement, a total of 12,272,730 Units at the Offering Price of $1.10 per Unit on the closing of the Offering. In consideration for their services in connection with the Offering, the Underwriters will be paid the Underwriters’ Fee equal to 6% of the gross proceeds of the Offering ($0.066 per Unit, for an aggregate Underwriters’ Fee payable by the Company of approximately $810,000, exclusive of any exercise of the Option), other than certain Units that are subject to the President’s List for which the Underwriters’ Fee will be 3% of gross proceeds of such certain Units. H.C. Wainwright & Co., LLC will be acting as the Representative and sole book-running manager in respect of the Offering. The Offering Price will be determined by arm’s length negotiation between the Company and the Representative on its own behalf and on behalf of the other Underwriters. Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to the Underwriters, and each Underwriter has, severally and not jointly, agreed to purchase, at the Offering Price less the Underwriters’ Fee set forth on the cover page of this prospectus supplement, the number of Units listed next to its name in the following table:

Underwriter	Number of Units
H.C. Wainwright & Co., LLC	9,000,822
Haywood Securities Inc.	1,635,954
Roth Capital Partners, LLC	1,635,954
Total	12,272,730

While the Underwriters intend to offer the Offered Shares and Warrants at the price set forth on the cover of this prospectus supplement, the Underwriters may offer the Offered Shares from time to time to purchasers directly or through agents or through brokers in brokerage transactions on the NYSE American, or to dealers in negotiated transactions or in a combination of such other methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Any securities sold by the Underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $0.032997 per Offered Share and $0.000006 per Warrant.

Doug Tobler, our chief financial officer, and Tracy Stevenson, a director of the Company, have agreed to purchase an aggregate of 60,000 Units on the same terms and conditions as the other investors in the Offering.

Pursuant to the Underwriting Agreement, we have granted the Underwriters an Option, exercisable in whole at any time or in part from time to time within thirty (30) days after the date of the Underwriting Agreement, to purchase up to 1,840,908 Additional Units, each comprised of one Additional Offered Share and one-half of one Additional Warrant, at the Offering Price. The Option may be exercised by the Underwriters in respect of Additional Units at the Offering Price and/or Additional Offered Shares at the Share Offering Price and/or Additional Warrants at the Warrant Offering Price in any combination thereof so long as the aggregate number of Additional Offered Shares and Additional Warrants that may be issued under the Option does not exceed 1,840,908 Additional Offered Shares and 920,454 Additional Warrants.

In addition, the Company has agreed to grant to the Underwriters warrants (the “Underwriters’ Warrants”) to purchase a number of common shares of the Company equal to 3% of the number of Units sold pursuant to the Offering, including the number of Additional Offered Shares upon any exercise of the Option, if any, other than for the Units sold under the President’s List, for which the Underwriters will receive Underwriters’ Warrants in an amount equal in number to 1.5% of the Units sold under the President’s List, which Underwriters’ Warrants shall be allocated among the Underwriters as set forth in the Underwriting Agreement. Each Underwriters’ Warrant will be exercisable for one Underwriter Warrant Share on the same terms as the Warrants, except as required by FINRA. See “Description of the Securities Distributed – Underwriters’ Warrants” for more information regarding the Underwriters’ Warrants.

We have granted the Representative a right of first refusal, for a period of 12 months from the consummation of this offering, to act as sole book-running manager, sole underwriter or sole placement agent, for any public and private offering or capital-raising transaction of equity or equity-linked securities of the Company or any subsidiary, subject to an exception.

We shall pay the Representative the cash and warrant compensation provided above on the gross proceeds provided to us by investors that were contacted by the Representative or introduced to us by the Representative in any public or private offering or capital-raising transaction within eight months following the expiration or termination of our engagement of the Representative.

This prospectus supplement qualifies the distribution of the Offered Shares, the Warrants, the issuance of the Warrant Shares upon exercise of the Warrants, the Underwriters’ Warrants and the issuance of the Underwriter Warrant Shares upon exercise of the Underwriters’ Warrants.

The obligations of the Underwriters under the Underwriting Agreement are several, and not joint, and may be terminated at their discretion upon the occurrence of certain events specified in the Underwriting Agreement including standard “material change out”, “regulatory out”, “disaster out” and “breach out” rights of termination.

The Underwriters are obligated to take up and pay for all the Units offered by this prospectus supplement (not including the Additional Units, Additional Offered Shares and/or Additional Warrants issuable upon exercise of the Option) if any are purchased under the Underwriting Agreement, subject to certain exceptions. Pursuant to the Underwriting Agreement, the Company has agreed to reimburse the Underwriters for their reasonable expenses in connection with the Offering, including legal expenses incurred in connection with the Offering, in an amount not to exceed $100,000 and the clearing expenses in an amount not to exceed $15,950. We estimate that the total expenses for the Offering, excluding underwriting discounts and commissions and expense reimbursements payable to the Underwriters under the terms of the Underwriting Agreement, will be approximately $910,000.

Pursuant to the Underwriting Agreement, the Company has agreed to indemnify the Underwriters and their respective affiliates and their respective directors, officers, employees, shareholders and agents and each other person, if any, controlling any of the Underwriters or their affiliates and against certain liabilities, including liabilities under Canadian and U.S. securities legislation, including certain liabilities arising under the Securities Act, in certain circumstances or to contribute to payments the Underwriters may have to make because of such liabilities.

Pursuant to the Underwriting Agreement, the Company shall not issue, negotiate or enter into any agreement to sell or issue, or announce the issue of, any equity securities of the Company for a period of 90 days from the closing of the Offering, other than: (i) the issuance of the Offered Shares and the Warrant Shares; (ii) pursuant to the grant of options in the normal course pursuant to our employee stock option plan or issuance of securities pursuant to the exercise of options of the Company outstanding as of the date of the Underwriting Agreement; (iii) pursuant to the grant of securities in the normal course pursuant to our long-term incentive plan or issuance of securities pursuant to the vesting of awards pursuant to our long-term incentive plan outstanding as of the date of the Underwriting Agreement; or (iv) an issuance of options or securities in connection with a bona fide acquisition by us (other than a direct or indirect acquisition, whether by way of one or more transactions, of an entity all or substantially all of the assets of which are cash, marketable securities or financial in nature or an acquisition that is structured primarily to defeat the intent of this provision), provided that such securities and options are issued as restricted securities (as defined in Rule 144 of the Securities Act) and carry for registration rights until 90 days following the closing of the Offering. The Representative may, in its sole discretion and without notice, waive the terms of this restriction.

We have also agreed to a restriction on the issuance of any variable priced securities for twelve (12) months following the closing of this offering, except that that we may sell and issue shares under our at-the-market offering program with the Representative, after the 90 day lock-up period. The Representative may, in its sole discretion and without notice, waive the terms of this restriction.

As a condition precedent to the Underwriters’ obligation to close the Offering, subject to customary exemptions permitting dispositions to trusts for the direct or indirect benefit of the director or officer and/or the immediate family of such person, dispositions required for tax withholdings in connection with the exercise or vesting of any stock options or awards issued under the Company’s equity incentive compensation plans, or tenders to a take-over bid or acquisition transaction, all of our directors and senior officers shall be required to execute and deliver written undertakings agreeing not to sell, transfer, pledge (other than as disclosed to the Underwriters in writing), assign, or otherwise dispose of any securities of the Company owned, directly or indirectly by such directors or senior officers, until 90 days following the closing of the Offering, without the prior written consent of the Representative.

Subscriptions for the Units will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. The Closing Date of the Offering is expected to occur on or about July 12, 2021, or on such other date as may be agreed upon by the Company and the Representative, but in any event no later than 42 days after the date of this prospectus supplement.

The Offered Shares will be issued in “book-entry only” form and represented by a global certificate or certificates, or be represented by uncertificated securities, registered in the name of CDS or its nominee or, with respect to the Offered Shares only, DTC, as directed by the Underwriters, and will be deposited with CDS or DTC, as the case may be. Beneficial holders of Offered Shares will receive only a customer confirmation from the Underwriters or other registered dealer who is a CDS or DTC participant and from or through whom a beneficial interest in the Offered Shares is acquired. The purchasers under the Offering will be issued Warrants in certificated form.

In connection with this offering, the Underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in connection with our common shares.

Overallotment transactions involve sales by the Underwriters of common shares in excess of the number of shares the Underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the Underwriters is not greater than the number of shares that they may purchase in the option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in the option to purchase additional shares. The Underwriters may close out any short position by exercising its option to purchase additional shares and/or purchasing shares in the open market.

Stabilizing transactions permit bids to purchase common shares so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of common shares in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

In connection with this offering, the Underwriters also may engage in passive market making transactions in our common shares in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common shares in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on the websites maintained by one or more of the Underwriters participating in the Offering. The Underwriters may agree to allocate a number of Units to the Underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to the Underwriters that may make internet distributions on the same basis as other allocations. Other than the prospectus supplement and the accompanying base prospectus in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or any Underwriter in its capacity as underwriter, and should not be relied upon by investors.

Certain of the Underwriters and their affiliates have provided in the past to us and our affiliates, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

We have applied to the TSX and NYSE American for the listing of the Offered Shares, the Warrant Shares and the Underwriter Warrant Shares. Listing of the Offered Shares, the Warrant Shares and the Underwriter Warrant Shares will be subject to us fulfilling all the listing requirements of each of the TSX and NYSE American respectively. We do not intend to apply to the TSX or the NYSE American for the listing of the Warrants.

MARKET FOR COMMON SHARES

The common shares are listed on the NYSE American and the TSX in each case under the symbol “VGZ”. The majority of the trading of common shares takes place on the NYSE American. The following table sets out the reported high and low sale prices and volume of sales traded by month for the periods indicated in the United States on the NYSE American, and in Canada on the TSX.

NYSE American ($)
Month	High	Low	Volume
2020
June	$0.99	$0.80	10,845,126
July	$1.32	$0.82	17,644,002
August	$1.45	$1.08	11,237,775
September	$1.34	$1.03	7,562,589
October	$1.19	$0.94	6,530,688
November	$1.15	$0.91	5,622,992
December	$1.20	$0.93	9,811,256
2021
January	$1.23	$0.88	15,386,260
February	$1.14	$0.89	15,807,227
March	$1.07	$0.88	9,609,031
April	$1.19	$1.04	7,066,889
May	$1.18	$1.00	7,128,854
June	$1.40	$1.15	9,750,900
July 1-7	$1.27	$1.14	1,348,313

On July 7, 2021, the last trading day prior to the date of this prospectus supplement, the closing price of the Common Shares on the NYSE American was $1.20 per common share.

TSX (C$)
Month	High	Low	Volume
2020
June	Cdn$1.38	Cdn$1.08	362,854
July	Cdn$1.76	Cdn$1.13	1,354,093
August	Cdn$1.90	Cdn$1.44	710,176
September	Cdn$1.79	Cdn$1.39	427,093
October	Cdn$1.61	Cdn$1.25	313,581
November	Cdn$1.51	Cdn$1.16	354,024
December	Cdn$1.53	Cdn$1.20	468,003
2021
January	Cdn$1.55	Cdn$1.12	516,068
February	Cdn$1.46	Cdn$1.13	373,949
March	Cdn$1.34	Cdn$1.12	265,832
April	Cdn$1.48	Cdn$1.31	211,344
May	Cdn$1.55	Cdn$1.23	348,265
June	Cdn$1.72	Cdn$1.40	390,100
July 1-7	Cdn$1.60	Cdn$1.43	36,005

On July 7, 2021, the last trading day prior to the date of this prospectus supplement, the closing price of the Common Shares on the TSX was Cdn$1.48 per common share.

PRIOR SALES

The following tables sets forth, for the 12-month period prior to the date of this prospectus supplement, details of the price at which common shares, and securities convertible or exchangeable into common shares, have been issued by the Company, the number and type of securities issued and the date on which such securities were issued.

Common Shares

Date of Issue	Price per Security	No. of Securities	Description of Transaction
July 30, 2020	$1.17	13,670	vesting of restricted share units
August 4, 2020	$1.27	65,463	vesting of restricted share units
August 6, 2020	$1.28	122,211	issued pursuant to ATM Program
August 7, 2020	$1.37	227,789	issued pursuant to ATM Program
September 14, 2020	$1.22	10,000	issued pursuant to ATM Program
September 15, 2020	$1.20	10,000	issued pursuant to ATM Program
September 28, 2020	$1.10	20,100	issued pursuant to ATM Program
September 29, 2020	$1.10	14,005	issued pursuant to ATM Program
September 30, 2020	$1.09	37,684	issued pursuant to ATM Program
October 1, 2020	$1.10	64,698	issued pursuant to ATM Program
October 2, 2020	$1.10	2,828	issued pursuant to ATM Program
November 9, 2020	$1.11	193,000	issued pursuant to ATM Program
December 24, 2020	$1.10	29,138	issued pursuant to ATM Program
December 28, 2020	$1.10	36,879	issued pursuant to ATM Program
December 30, 2020	$1.10	48,200	issued pursuant to ATM Program
December 31, 2020	$1.10	1,048	issued pursuant to ATM Program
January 4, 2021	$1.10	134,735	issued pursuant to ATM Program
January 5, 2021	$1.09	44,200	issued pursuant to ATM Program
January 6, 2021	$1.11	81,753	issued pursuant to ATM Program
January 7, 2021	$1.15	34,072	issued pursuant to ATM Program
January 8, 2021	$1.18	38,190	issued pursuant to ATM Program
January 11, 2021	$1.17	51,785	issued pursuant to ATM Program
March 1, 2021	$0.95	421,219	vesting of restricted share units
March 30, 2021	$1.06	58,050	issued pursuant to ATM Program
March 31, 2021	$1.05	126,821	issued pursuant to ATM Program
April 5, 2021	$1.06	15,129	issued pursuant to ATM Program
April 9, 2021	$1.14	32,204	issued pursuant to ATM Program
April 12, 2021	$1.14	20,000	issued pursuant to ATM Program
April 14, 2021	$1.14	1,094	issued pursuant to ATM Program
April 16, 2021	$1.12	14,108	issued pursuant to ATM Program
April 19, 2021	$1.13	36,374	issued pursuant to ATM Program
April 20, 2021	$1.14	46,220	issued pursuant to ATM Program
May 2, 2021	$1.06	518,444	vesting of restricted share units
May 12, 2021	$1.15	19,019	issued pursuant to ATM Program
May 26, 2021	$1.11	30,512	issued pursuant to ATM Program
June 1, 2021	$1.11	19,488	issued pursuant to ATM Program
June 2, 2021	$1.16	150,000	issued pursuant to ATM Program
June 3, 2021	$1.18	23,451	issued pursuant to ATM Program

Restricted Share Units

Date of Issue	Price per Security	No. of Securities	Description of Transaction
February 23, 2021	$1.04(1)	891,000	RSU issuance

Note:

(1)	Represents the closing share price on grant date.

Deferred Share Units

Date of Issue	Price per Security	No. of Securities	Description of Transaction
February 23, 2021	$1.04(1)	204,000	DSU issuance

Note:

(1)	Represents the closing share price on grant date.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership and disposition of Units acquired pursuant to this prospectus supplement, the acquisition, ownership, and disposition of Offered Shares acquired as part of the Units, the exercise, disposition, and lapse of Warrants acquired as part of the Units, and the acquisition, ownership, and disposition of Warrant Shares received upon exercise of the Warrants.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition of Units pursuant to this Offering. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Units, Offered Shares, Warrants and Warrant Shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Units, Offered Shares, Warrants, and Warrant Shares.

No opinion from legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax considerations applicable to U.S. Holders as discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed) promulgated under the Code, published rulings of the IRS, published administrative positions of the IRS and U.S. court decisions, that are in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Units, Offered Shares, Warrants or Warrant Shares acquired pursuant to this prospectus supplement that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are brokers or dealers in securities or currencies or U.S. Holders that are traders in securities that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Units, Offered Shares, Warrants or Warrant Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquired Units, Offered Shares, Warrants or Warrant Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Units, Offered Shares, Warrants or Warrant Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are partnerships and other pass-through entities (and investors in such partnerships and entities); (i) are subject to special tax accounting rules; (j) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding shares; (k) are U.S. expatriates or former long-term residents of the U.S.; or (l) are subject to taxing jurisdictions other than, or in addition to, the United States. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Units, Offered Shares, Warrants or Warrant Shares.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Units, Offered Shares, Warrants or Warrant Shares, the U.S. federal income tax consequences to such entity or arrangement and the owners of such entity or arrangement generally will depend on the activities of such entity or arrangement and the status of such owners. This summary does not address the tax consequences to any such entity or arrangement or owner. Owners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisor regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Units, Offered Shares, Warrants and Warrant Shares.

U.S. Federal Income Tax Consequences of the Acquisition of Units

For U.S. federal income tax purposes, the acquisition by a U.S. Holder of a Unit will be treated as the acquisition of one Offered Share and one-half of a Warrant. The purchase price for each Unit will be allocated between these two components in proportion to their relative fair market values at the time the Unit is purchased by the U.S. Holder. This allocation of the purchase price for each Unit will establish a U.S. Holder’s initial tax basis for U.S. federal income tax purposes in the Offered Share and one-half of a Warrant that comprise each Unit.

For this purpose, we will allocate $1.07 of the purchase price for the Unit to the Offered Share and $0.03 of the purchase price for each Unit to the one-half of a Warrant. However, the IRS will not be bound by such allocation of the purchase price for the Units, and therefore, the IRS or a U.S. court may not respect the allocation set forth above. Each U.S. Holder should consult its own tax advisor regarding the allocation of the purchase price for the Units.

Passive Foreign Investment Company Rules

If we are considered a “passive foreign investment company” within the meaning of Section 1297 of the Code (a “PFIC”) at any time during a U.S. Holder’s holding period, the following sections will generally describe the potentially adverse U.S. federal income tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Units, Offered Shares, Warrants or Warrant Shares.

We believe that we were classified as a PFIC for the tax year ended December 31, 2020. Based on current business plans and financial expectations, we anticipate that we may be a PFIC for the current tax year and future tax years. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, our PFIC status for the current year and future years cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any PFIC determination made by us (or by one of our subsidiaries). Each U.S. Holder should consult its own tax advisor regarding our status as a PFIC and the PFIC status of each or our non-U.S. subsidiaries.

In any year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621.

We generally will be a PFIC for any tax year in which (a) 75% or more of our gross income for such tax year is passive income (the “PFIC income test”) or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

For purposes of the PFIC income test and PFIC asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, “passive income” does not include any interest, dividends, rents, or royalties that are received or accrued by us from a “related person” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate share of any of our subsidiaries which is also a PFIC (a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax under the “Default PFIC Rules Under Section 1291 of the Code” discussed below on their proportionate share of any (i) distribution on the shares of a Subsidiary PFIC and (ii) disposition or deemed disposition of shares of a Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of Units, Offered Shares, Warrants or Warrant Shares are made. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of Units, Offered Shares, Warrants or Warrant Shares.

Default PFIC Rules Under Section 1291 of the Code

If we are a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the purchase of Units and the acquisition, ownership, and disposition of Offered Shares, Warrants and Warrant Shares will depend on whether such U.S. Holder makes a “qualified electing fund” or “QEF” election (a “QEF Election”) or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”) with respect to Offered Shares or Warrant Shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election (a “Non-Electing U.S. Holder”) will be taxable as described below.

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code with respect to (a) any gain recognized on the sale or other taxable disposition of Offered Shares, Warrants and Warrant Shares and (b) any excess distribution received on the Offered Shares and Warrant Shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the Offered Shares and Warrant Shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of Offered Shares, Warrants and Warrant Shares of a PFIC (including an indirect disposition of shares of a Subsidiary PFIC), and any excess distribution received on such Offered Shares and Warrant Shares (or a distribution by a Subsidiary PFIC to its shareholder that is deemed to be received by a U.S. Holder) must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the Offered Shares or Warrant Shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferential tax rates, as discussed below). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If we are a PFIC for any tax year during which a Non-Electing U.S. Holder holds Offered Shares, Warrant Shares or Warrants, we will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether we cease to be a PFIC in one or more subsequent tax years. If we cease to be a PFIC, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to Offered Shares and Warrant Shares by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code as discussed above) as if such Offered Shares and Warrant Shares were sold on the last day of the last tax year for which we were a PFIC. No such election, however, may be made with respect to the Warrants.

Under proposed Treasury Regulations, if a U.S. Holder has an option, warrant, or other right to acquire stock of a PFIC (such as the Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code. Under rules described below, the holding period for the Warrant Shares will begin on the date a U.S. Holder acquires the Units. This will impact the availability of the QEF Election and Mark-to-Market Election with respect to the Warrant Shares. Thus, a U.S. Holder will have to account for Warrant Shares and Offered Shares under the PFIC rules and the applicable elections differently.

QEF Election

A U.S. Holder that makes a QEF Election for the first tax year in which its holding period of its Offered Shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its Offered Shares. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) our net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) our ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by us. However, for any tax year in which we are a PFIC and has no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a timely QEF Election generally (a) may receive a tax-free distribution from us to the extent that such distribution represents “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the Offered Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Common Shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as “timely” for purposes of avoiding the default PFIC rules discussed above if such QEF Election is made for the first year in the U.S. Holder’s holding period for the Offered Shares in which we were a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.

A QEF Election will apply to the tax year for which such QEF Election is made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, we cease to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which we are not a PFIC. Accordingly, if we become a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which we qualify as a PFIC.

As discussed above, under proposed Treasury Regulations, if a U.S. Holder has an option, warrant or other right to acquire stock of a PFIC (such as the Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code. However, a U.S. Holder of an option, warrant or other right to acquire stock of a PFIC may not make a QEF Election that will apply to the option, warrant or other right to acquire PFIC stock. In addition, under proposed Treasury Regulations, if a U.S. Holder holds an option, warrant or other right to acquire stock of a PFIC, the holding period with respect to shares of stock of the PFIC acquired upon exercise of such option, warrant or other right will include the period that the option, warrant or other right was held.

Consequently, under the proposed Treasury Regulations, if a U.S. Holder of Offered Shares makes a QEF Election, such election generally will not be treated as a timely QEF Election with respect to Warrant Shares and the rules of Section 1291 of the Code discussed above will continue to apply with respect to such U.S. Holder’s Warrant Shares. However, a U.S. Holder of Warrant Shares should be eligible to make a timely QEF Election if such U.S. Holder makes a “purging” or “deemed sale” election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such Warrant Shares were sold for fair market value. As a result of the “purging” or “deemed sale” election, the U.S. Holder will have a new basis and holding period in the Warrant Shares acquired upon the exercise of the Warrants for purposes of the PFIC rules.. In addition, gain recognized on the sale or other taxable disposition (other than by exercise) of the Warrants by a U.S. Holder will be subject to the rules of Section 1291 of the Code discussed above. Each U.S. Holder should consult its own tax advisor regarding the application of the PFIC rules to the Units, Offered Shares, Warrants, and Warrant Shares.

For each tax year that we qualify as a PFIC, we: (a) intend to make available to U.S. Holders, upon their written request, a PFIC Annual Information Statement as described in Treasury Regulation Section 1.1295-1(g) (or any successor Treasury Regulation) and (b) upon written request, use commercially reasonable efforts to provide such additional information that such U.S. Holder is reasonably required to obtain in connection with maintaining such QEF Election with regard to us. We may elect to provide such information on our website. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a QEF Election.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return. However, if we do not provide the required information with regard to us or any of our Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election with respect to Offered Shares and Warrant Shares only if the Offered Shares and Warrant Shares are marketable stock. The Offered Shares and Warrant Shares generally will be “marketable stock” if the Offered Shares and Warrant Shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to Section 11A of the U.S. Exchange Act or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be considered “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Provided that the Offered Shares and Warrant Shares are “regularly traded” as described in the preceding sentence, the Offered Shares and Warrant Shares are expected to be marketable stock. We believe that our common shares were “regularly traded” in the second calendar quarter of 2021 and expect that the Offered Shares should be “regularly traded” in the third calendar quarter of 2021. However, there can be no assurance that the Offered Shares will be “regularly traded” in subsequent calendar quarters. U.S. Holders should consult their own tax advisors regarding the marketable stock rules.

A U.S. Holder that makes a Mark-to-Market Election with respect to its Offered Shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Offered Shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the Offered Shares and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Offered Shares.

Any Mark-to-Market Election made by a U.S. Holder for the Offered Shares will also apply to such U.S. Holder’s Warrant Shares. As a result, if a Mark-to-Market Election has been made by a U.S. Holder with respect to Offered Shares, any Warrant Shares received will automatically be marked-to-market in the year of exercise. Because, under the proposed Treasury Regulations, a U.S. Holder’s holding period for Warrant Shares includes the period during which such U.S. Holder held the Warrants, a U.S. Holder will be treated as making a Mark-to-Market Election with respect to its Warrant Shares after the beginning of such U.S. Holder’s holding period for the Warrant Shares unless the Warrant Shares are acquired in the same tax year as the year in which the U.S. Holder acquired its Units. Consequently, the default rules under Section 1291 described above generally will apply to the mark-to-market gain realized in the tax year in which Warrant Shares are received. However, the general mark-to-market rules will apply to subsequent tax years.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which we are a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Offered Shares and any Warrant Shares, as of the close of such tax year over (b) such U.S. Holder’s tax basis in the Offered Shares and any Warrant Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder’s adjusted tax basis in the Offered Shares and any Warrant Shares, over (ii) the fair market value of such Offered Shares and any Warrant Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the Offered Shares and Warrant Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of Offered Shares and Warrant Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return. A timely Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Offered Shares and Warrant Shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Offered Shares and Warrant Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge and other income inclusion rules described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of Offered Shares and Warrant Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which Offered Shares, Warrants, or Warrant Shares are transferred.

If finalized in their current form, the proposed Treasury Regulations applicable to PFICs would be effective for transactions occurring on or after April 1, 1992. Because the proposed Treasury Regulations have not yet been adopted in final form, they are not currently effective, and there is no assurance that they will be adopted in the form and with the effective date proposed. Nevertheless, the IRS has announced that, in the absence of final Treasury Regulations, taxpayers may apply reasonable interpretations of the Code provisions applicable to PFICs and that it considers the rules set forth in the proposed Treasury Regulations to be reasonable interpretations of those Code provisions. The PFIC rules are complex, and the implementation of certain aspects of the PFIC rules requires the issuance of Treasury Regulations which in many instances have not been promulgated and which, when promulgated, may have retroactive effect. U.S. Holders should consult their own tax advisors about the potential applicability of the proposed Treasury Regulations.

Certain additional adverse rules will apply with respect to a U.S. Holder if we are a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example under Section 1298(b)(6) of the Code, a U.S. Holder that uses Offered Shares, Warrants or Warrant Shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such Offered Shares, Warrants or Warrant Shares.

In addition, a U.S. Holder who acquires Offered Shares, Warrants or Warrant Shares from a decedent will not receive a “step up” in tax basis of such Offered Shares, Warrants or Warrant Shares to fair market value.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with their own tax advisor regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules (including the applicability and advisability of a QEF Election and Mark-to-Market Election) and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Offered Shares, Warrants and Warrant Shares.

U.S. Federal Income Tax Consequences of the Exercise and Disposition of Warrants

The following discussion describes the general rules applicable to the ownership and disposition of the Warrants but is subject in its entirety to the special rules described above under the heading “Passive Foreign Investment Company Rules.”

Exercise of Warrants

A U.S. Holder should not recognize gain or loss on the exercise of a Warrant and related receipt of a Warrant Share (unless cash is received in lieu of the issuance of a fractional Warrant Share). A U.S. Holder’s initial tax basis in the Warrant Share received on the exercise of a Warrant should be equal to the sum of (a) such U.S. Holder’s tax basis in such Warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such Warrant. It is unclear whether a U.S. Holder's holding period for the Warrant Share received on the exercise of a Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant. If we are a PFIC, a U.S. Holder’s holding period for the Warrant Share for PFIC purposes will begin on the date on which such U.S. Holder acquired its Units.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of Warrants into Warrant Shares. The U.S. federal income tax treatment of a cashless exercise of Warrants into Warrant Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Warrants.

Disposition of Warrants

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in the Warrant sold or otherwise disposed of. Subject to the PFIC rules discussed above, any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the Warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Expiration of Warrants Without Exercise

Upon the lapse or expiration of a Warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in the “earnings and profits” or our assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to the shareholders). Adjustments to the exercise price of Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. (See more detailed discussion of the rules applicable to distributions made by us at “Distributions on Offered Shares and Warrant Shares” below).

General Rules Applicable to U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Offered Shares and Warrant Shares

The following discussion describes the general rules applicable to the ownership and disposition of the Offered Shares and Warrant Shares but is subject in its entirety to the special rules described above under the heading “Passive Foreign Investment Company Rules.”

Distributions on Offered Shares and Warrant Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to an Offered Share or Warrant Share (as well as any constructive distribution on a Warrant as described above) will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current and accumulated “earnings and profits”, as computed under U.S. federal income tax principles. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if we are a PFIC for the tax year of such distribution or the preceding tax year. To the extent that a distribution exceeds our current and accumulated “earnings and profits”, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Offered Shares or Warrant Shares and thereafter as gain from the sale or exchange of such Offered Shares or Warrant Shares (see “Sale or Other Taxable Disposition of Offered Shares and/or Warrant Shares” below). However, we may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may be required to assume that any distribution by us with respect to the Offered Shares or Warrant Shares will constitute ordinary dividend income. Dividends received on Offered Shares or Warrant Shares generally will not be eligible for the “dividends received deduction” generally applicable to corporations. Subject to applicable limitations and provided we are eligible for the benefits of the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended, or the Offered Shares are readily tradable on a United States securities market, dividends paid by us to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that we not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Offered Shares and/or Warrant Shares

Upon the sale or other taxable disposition of Offered Shares or Warrant Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such Offered Shares or Warrant Shares sold or otherwise disposed of. Gain or loss recognized on such sale or other taxable disposition generally will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the Offered Shares or Warrant Shares have been held for more than one year. Preferential tax rates may apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Additional Tax Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency or on the sale, exchange or other taxable disposition of Offered Shares, Warrants or Warrant Shares generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in foreign currency and engages in a subsequent conversion or other disposition of the foreign currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Offered Shares or Warrant Shares (or with respect to any constructive dividend on the Warrants) generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid or accrued (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Information Reporting; Backup Withholding Tax

Under U.S. federal income tax laws certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person. U. S. Holders may be subject to these reporting requirements unless their Offered Shares, Warrants, and Warrant Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file IRS Form 8938.

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of the Offered Shares, Warrants and Warrant Shares generally may be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish its correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that it has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF OFFERED SHARES, WARRANTS AND WARRANT SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following fairly summarizes, as of the date of this prospectus supplement, the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) generally applicable to a purchaser who acquires a Unit consisting of one Offered Share and one half of one Warrant pursuant to the Offering.

Each term in this summary that is otherwise undefined and first appears in quotation marks means that term as defined in the Tax Act.

This summary applies only to purchasers each of whom, at all material times for the purposes of the Tax Act,

•	beneficially owns each Offered Share and Warrant acquired pursuant to the Offering and each Warrant Share acquired on exercise of a Warrant,

•	holds all Offered Shares, Warrants, and Warrant Shares as capital property,

•	deals at arm’s length and is not affiliated with the Company, the Underwriters, and each person to whom the purchaser disposes of an Offered Share, Warrant, or Warrant Share,

•	is not a “financial institution” for the purpose of the mark-to-market rules in the Tax Act or a “specified financial institution”,

•	has not elected to report its “Canadian tax results” in a currency other than Canadian currency,

•	is not a person or partnership an interest in which is a “tax shelter investment”,

•	is not a corporation resident in Canada that is controlled by a non-resident corporation for the purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act, and

•	has not entered into a “derivative forward agreement” in respect of any of the purchaser’s Offered Shares, Warrants, or Warrant Shares

(each such purchaser, a “Holder”).

A Holder’s Offered Shares, Warrant Shares and Warrants will generally be capital property of the Holder unless the Holder holds them in the course of carrying on a business of trading or dealing in securities or acquired them in one or more transactions considered to be an adventure or concern in the nature of trade. A Resident Holder (as defined under the heading “Holders Resident in Canada”) whose Offered Shares or Warrant Shares might not otherwise qualify as capital property may be entitled to elect irrevocably under subsection 39(4) of the Tax Act that the Resident Holder’s Offered Shares, Warrant Shares, and every other “Canadian security” owned by the Resident Holder in the taxation year of the election or any subsequent taxation year be deemed to be capital property. Any Resident Holder who is considering making such an election should consult the Resident Holder’s tax advisors before doing so. An election under subsection 39(4) of the Tax Act is not available in respect of Warrants.

This summary is based on the current provisions of the Tax Act and the regulations thereunder (“Regulations”) in force as of the date hereof, all specific proposals to amend the Tax Act or Regulations publicly announced by or on behalf of the Minister of Finance (Canada) to the date hereof, and the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”). It is assumed that all such amendments will be enacted as currently proposed, and that there will be no other change in any relevant law, administrative practice, or assessing policy, although no assurance can be given in these respects. This summary does not otherwise take into account or anticipate any change in law, administrative policy or assessing practice, whether by legislative, regulatory, administrative, governmental or judicial decision or action, and does not take into account any provincial, territorial or foreign tax laws.

This summary is of a general nature only and is not exhaustive of all possible Canadian federal income tax considerations applicable to any particular Holder. It is not intended to be, and should not be construed as, legal or tax advice to any particular Holder. Accordingly, each Holder should consult their own tax advisors with respect to the Canadian federal income tax consequences of acquiring, holding and disposing of Offered Shares, Warrants, and Warrant Shares having regard to the their particular circumstances.

Currency Conversion

Subject to certain exceptions that are not discussed herein, each Holder must, for the purposes of the Tax Act, determine each amount relating to the acquisition, holding or disposition of an Offered Share, Warrant, or Warrant Share (including dividends, adjusted cost base, and proceeds of disposition) in Canadian currency based on the relevant rate of exchange quoted by the Bank of Canada at noon on the date the amount first arose, or such other rate of exchange as is acceptable to the Minister.

Allocation of Cost

A Holder who acquires a Unit pursuant to the Offering will be required to allocate the purchase price paid for the Unit on a reasonable basis to the cost of the Offered Share and the one-half Warrant that comprise the Unit.

Management of the Company advises that the Company intends for its purposes to allocate US$1.07 of the subscription price for each Unit to the cost of the Offered Share included in the Unit, and the remaining US$0.03 to the cost of the one-half Warrant, and believes such allocation to be reasonable. The Company’s allocation, however, is not binding on the CRA or Holders.

The adjusted cost base to a Holder of an Offered Share acquired as part of a Unit will be determined by averaging the cost of such Offered Share with the adjusted cost base of all Common Shares held by the Holder as capital property immediately before such acquisition.

Holders Resident in Canada

This portion of the summary applies solely to Holders each of whom at all relevant times is, or is deemed to be, resident solely in Canada for the purposes of the Tax Act (each a “Resident Holder”).

Exercise or Expiry of Warrants

A Resident Holder who at a particular time acquires a Warrant Share on the exercise of a Warrant will not thereby realize a capital gain or capital loss, including on the cashless exercise of a Warrant, as discussed under the heading “Description of the Securities Distributed – Warrants”. The Resident Holder will acquire the Warrant Share at a cost equal to the Resident Holder’s adjusted cost base of the Warrant plus the amount paid by the Resident Holder, if any, on the exercise of the Warrant, and will determine the adjusted cost base of the Warrant Share by averaging its cost with the Resident Holder’s adjusted cost base of all other Common Shares (if any) held by the Holder as capital property immediately before the particular time.

A Resident Holder whose unexercised Warrants expire will generally realize a capital loss equal to the adjusted cost base of the Warrant immediately before the expiry. Any such capital loss will generally be deductible as described under the heading “Capital Gains and Capital Losses”.

Dividends

A Resident Holder who receives or is deemed to receive a dividend on an Offered Share or Warrant Share in a taxation year will generally be required to include the amount of the dividend in the Resident Holder’s income for the taxation year. A Resident Holder who is an individual (other than certain trusts) will be subject to the dividend gross-up and tax credit rules applicable to taxable dividends received from taxable Canadian corporations in respect of the dividend including, if applicable, the enhanced dividend gross-up and tax credit rules applicable to “eligible dividends”. There may be limitations on the Company’s ability to designate dividends and deemed dividends as eligible dividends.

A Resident Holder that is a corporation will generally be entitled to deduct an amount equal to the dividend in computing its taxable income. The amount of a corporate Resident Holder’s dividend that would otherwise be deductible may, in certain circumstances and subject to the detailed rules set out in section 55 of the Tax Act, be deemed to be a capital gain of the Resident Holder. Any such deemed capital gain would be subject to tax as described under the heading “Capital Gains and Capital Losses”.

A Resident Holder that is a “private corporation” or a “subject corporation” may be liable under Part IV of the Tax Act to pay a refundable tax on dividends received or deemed to be received on the Offered Shares or Warrant Shares in a taxation year to the extent that such dividends are deductible in computing the Resident Holder’s taxable income for the taxation year. A "subject corporation" is generally a Canadian resident corporation (other than a private corporation) controlled directly or indirectly by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts).

Capital Gains and Capital Losses

Upon a disposition or deemed disposition of an Offered Share or Warrant Share (other than a disposition to the Company, unless purchased by the Company in the open market in the manner in which shares would normally be purchased by any member of the public in the open market), or a Warrant (other than on the exercise of the Warrant), a Resident Holder will generally realize a capital gain (or capital loss) in the taxation year equal to the amount by which the proceeds of disposition, less reasonable costs of disposition, exceed (or are exceeded by) the Resident Holder’s adjusted cost base of the Offered Share, Warrant Share or Warrant, as applicable. The Resident Holder will generally be required to include one half of any such capital gain (a “taxable capital gain”) in its income for the year, and be entitled to deduct one half of any such capital loss year (an “allowable capital loss”) against its taxable capital gains realized in the taxation year or, to the extent not so deductible, in any of its three preceding taxation years or any subsequent taxation year, subject to the detailed rules in the Tax Act regarding the deductibility of allowable capital losses.

The amount of a capital loss realized on the disposition or deemed disposition of an Offered Share or Warrant Share by a Resident Holder that is a corporation may, in certain circumstances, be reduced by the amount of any dividends that it received or is deemed to have received on the Offered Share or Warrant Share to the extent and in the circumstances set out in the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Shares, directly or indirectly, through a partnership or trust. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

A Resident Holder that is a “Canadian-controlled private corporation” throughout a taxation year may be liable to pay an additional refundable tax on its “aggregate investment income” for the year, which is defined to include an amount in respect of taxable capital gains.

Alternative Minimum Tax

A Resident Holder who is an individual (other than certain trusts) and realizes or is deemed to realize a capital gain on the disposition of an Offered Share or Warrant Share, or receives or is deemed to receive a taxable dividend on the Resident Holder’s Offered Shares or Warrant Shares, may thereby be may be liable for alternative minimum tax under the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.

Holders Not Resident in Canada

This portion of the summary is generally applicable solely to Holders each of whom, at all relevant times for purposes of the Tax Act, is not and is not deemed to be resident in Canada, does not use or hold Offered Shares, Warrants, or Warrant Shares in connection with a business carried in Canada, and does not and is not deemed to carry on an insurance business in Canada (each such Holder, a “Non-resident Holder”).

Dividends

A Non-resident Holder who is paid or credited with, or is deemed to be paid or credited with, a dividend on the Non-resident Holder`s Offered Shares or Warrant Shares will generally be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend, or such lower rate as may be available under an income tax convention, if any, between Canada and the country in which the Non-resident Holder is resident. For example, the rate under the Canada-United States Income Tax Convention (1980) applicable to a Non-resident Holder who is a resident of the United States for the purposes of the convention and entitled to its benefits is generally 15%.

Dispositions

A Non-resident Holder who disposes of an Offered Share, Warrant Share, or Warrant generally will not be subject to Canadian federal income tax in respect of any capital gain thereby realized unless the Offered Share, Warrant Share or Warrant, as applicable, constitutes “taxable Canadian property” to the Non-Resident Holder thereof for purposes of the Tax Act at the time of disposition, and the gain is not exempt from tax pursuant to the terms of an applicable tax treaty.

Generally, provided that the Common Shares are, at the time of disposition, listed on a “designated stock exchange” (which currently includes the TSX), the Offered Shares, Warrants and Warrant Shares will not constitute taxable Canadian property of a Non-Resident Holder unless, at any time during the 60-month period immediately preceding the disposition the following two conditions were satisfied concurrently: (i) 25% or more of the issued shares of any class or series of the capital stock of the Company were owned by one or any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm’s length (for the purposes of the Tax Act), and (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of such shares was derived, directly or indirectly, from one or any combination of: (a) real or immovable property situated in Canada, (b) “Canadian resource property”, (c) “timber resource property” or (d) options in respect of, or interests in any of, the foregoing property, whether or not such property exists. Notwithstanding the foregoing, the Offered Shares, Warrants and Warrant Shares may also be deemed to be taxable Canadian property to a Non-Resident Holder under other provisions of the Tax Act. Non-Resident Holders for whom the Offered Shares, Warrants or Warrant Shares are, or may be, taxable Canadian property should consult their own tax advisors.

In the event that an Offered Share, Warrant or Warrant Share constitutes taxable Canadian property of a Non-Resident Holder and any capital gain that would be realized on the disposition thereof is not exempt from tax under the Tax Act pursuant to an applicable income tax treaty or convention, the income tax consequences discussed above under “Holders Resident in Canada – Capital Gains and Capital Losses” will generally apply to the Non-Resident Holder. Non-Resident Holders should consult their own tax advisor in this regard.

LEGAL MATTERS

Certain legal matters relating to the Offered Shares and Warrants offered pursuant to this prospectus supplement will be passed upon for us by Borden Ladner Gervais LLP, with respect to Canadian legal matters, and Dorsey & Whitney LLP, with respect to U.S. legal matters, and for the underwriters by Stikeman Elliott LLP, Toronto, Ontario, with respect to Canadian legal matters, and by Ellenoff Grossman & Schole LLP, New York, New York, with respect to U.S. legal matters.

EXPERTS

Information relating to the Company’s mineral properties in this prospectus supplement and the documents incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by Tetra Tech, Inc., Rex Clair Bryan, Anthony Clark, Thomas L. Dyer, April Hussey, Chris Johns, Deepak Malhotra, Zvonimir Ponos, David M. Richers, Vicki J. Scharnhorst, Jessica I. Monasterio, Keith Thompson, and John Rozelle, and this information has been included in reliance on such companies and persons’ expertise. Each of Rex Clair Bryan, Anthony Clark, Thomas L. Dyer, April Hussey, Chris Johns, Deepak Malhotra, Zvonimir Ponos, David M. Richers, Vicki J. Scharnhorst, Jessica I. Monasterio, Keith Thompson, and John Rozelle is a qualified person as such term is defined NI 43-101.

None of Tetra Tech, Inc., Rex Clair Bryan, Anthony Clark, Thomas L. Dyer, April Hussey, Chris Johns, Deepak Malhotra, Zvonimir Ponos, David M. Richers, Vicki J. Scharnhorst, Jessica I. Monasterio, Keith Thompson, and John Rozelle each being companies and persons who have prepared or certified the preparation of reports, statements or opinions relating to the Company’s mineral properties, or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in the property of the Company or of any associate or affiliate of the Company. As at the date hereof, the aforementioned persons, companies and persons at the companies specified above who participated in the preparation of such reports, statements or opinions, as a group, beneficially own, directly or indirectly, less than 1% of the Company’s outstanding securities of any class and less than 1% of the outstanding securities of the Company’s associates or affiliates.

The current auditors of the Company are Plante & Moran, PLLC. Plante & Moran, PLLC report that they are independent of the Company in accordance with the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia and in accordance with the applicable rules and regulations of the SEC. Plante & Moran, PLLC is registered with the Public Company Accounting Oversight Board. The audited consolidated financial statements of the Company as at December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 have been audited by Plante & Moran, PLLC and are incorporated by reference herein in reliance on the authority of said firm as experts in auditing and accounting.

WHERE TO FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials we have filed with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC’s Internet site at www.sec.gov. In addition, we maintain a website that contains information about us, including our SEC filings, at www.vistagold.com. The information contained on our website does not constitute a part of this prospectus supplement, the accompanying base prospectus, the Canadian Prospectus or any other report or documents we file with or furnish to the SEC or with the securities regulatory authorities in Canada.

PROSPECTUS

VISTA GOLD CORP.

$25,000,000
Common Shares
Warrants

Subscription Receipts

Units

Vista Gold Corp. (the “Company”) may offer and sell, from time to time, up to $25,000,000 aggregate initial offering price of common shares in the capital of the Company, without par value (which we refer to herein as “Common Shares”), warrants to purchase Common Shares (which we refer to herein as “Warrants”), subscription receipts for Common Shares, Warrants or any combination thereof (which we refer to herein as “Subscription Receipts”), or any combination thereof (which we refer to herein as “Units”) (collectively, the Common Shares, Warrants, Subscription Receipts, and Units are referred to herein as the “Securities”) in one or more transactions under this base prospectus (which we refer to herein as the “Prospectus”).  This Prospectus also covers (i) Common Shares that may be issued upon exercise of warrants and (ii) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder, including, in each case, an indeterminate number of Common Shares that may be issued pursuant to anti-dilution or adjustment provisions in Warrants or Subscription Receipts issuable hereunder.

This Prospectus provides you with a general description of the Securities that the Company may offer. Each time the Company offers Securities, it will provide you with a prospectus supplement (which we refer to herein as the “Prospectus Supplement”) that describes specific information about the particular Securities being offered and may add, update or change information contained in this Prospectus. You should read both this Prospectus and the Prospectus Supplement, together with any additional information which is incorporated by reference into this Prospectus.  This Prospectus may not be used to offer or sell securities without the Prospectus Supplement which includes a description of the method and terms of that offering.

The Company may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which the Company will provide to you each time it offers Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this Prospectus.

The Common Shares are traded on the NYSE MKT (which we refer to as “NYSE MKT”) and on the Toronto Stock Exchange (which we refer to as the “TSX”) under the symbol “VGZ”. On June 23, 2020, the last reported sale price of the Common Shares on the NYSE MKT was $0.95 per Common Share and on the TSX was C$1.30 per Common Share. There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell the Securities purchased under this Prospectus.  This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation.  See “Risk Factors”.

Investing in the Securities involves risks.  See “Risk Factors” on page 4.

These Securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus.   Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS JUNE 24, 2020

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement that the Company filed with the SEC utilizing a “shelf” registration process.  Under this shelf registration process, the Company may sell any combination of the Securities described in this Prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $25,000,000. This Prospectus provides you with a general description of the Securities that we may offer. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms of the offering; (ii) in the case of Warrants, the designation, number and terms of the Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; (iii) in the case of Subscription Receipts, the designation, number and terms of the Common Shares or Warrants receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms; and (iv) in the case of Units, the designation, number and terms of the Common Shares, Warrants, or Subscription Receipts comprising the Units.  A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market.  Such transactions, if commenced, may be interrupted or discontinued at any time.  See “Plan of Distribution”.

Please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated herein by reference under “Documents Incorporated by Reference” and the additional information described below under “Where You Can Find More Information”.

Owning securities may subject you to tax consequences both in Canada and the United States.  This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully.  You should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

References in this Prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “C$”.

You should rely only on the information contained in this Prospectus.  The Company has not authorized anyone to provide you with information different from that contained in this Prospectus.  The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law.  This Prospectus is not an offer to sell these Securities and is not soliciting an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.  The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Securities.  The Company’s business, financial condition, results of operations and prospects may have changed since that date.

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “Vista”, “Vista Gold” and the “Company” refer to Vista Gold Corp., either alone or together with its subsidiaries.

i

CAUTIONARY NOTE TO U.S. INVESTORS REGARDING ESTIMATES OF MEASURED, INDICATED AND INFERRED RESOURCES AND PROVEN AND PROBABLE RESERVES

The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are terms defined in Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) – CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the “CIM Definition Standards”). These definitions differ from the definitions in the United States Securities and Exchange Commission (“SEC”) Industry Guide 7 (“SEC Industry Guide 7”) under the United States Securities Act of 1933, as amended (the “Securities Act”). Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average metal price is used in any reserve or cash flow analysis to designate reserves, and the primary environmental analysis or report must be filed with the appropriate governmental authority.

In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that all or any part of a mineral deposit in these categories will ever be converted into reserves under SEC Industry Guide 7. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic, technical and legal feasibility. It cannot be assumed that all, or any part, of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or preliminary feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically, technically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures.

Accordingly, information contained in this Prospectus and the documents incorporated by reference herein contain descriptions of our mineral deposits that may not be comparable to similar information made public by other companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

The term “mineralized material” as used in this annual report on Form 10-K, although permissible under SEC Industry Guide 7, does not indicate “reserves” by SEC Industry Guide 7 standards.  We cannot be certain and investors are cautioned not to assume that all or any part of the mineralized material will ever be confirmed or converted into SEC Industry Guide 7 compliant “reserves” or that can be economically or legally extracted.

The SEC has adopted amendments to its disclosure rules to modernize the mineral property disclosure requirements for issuers whose securities are registered with the SEC. These amendments became effective February 25, 2019 (the “SEC Modernization Rules”) and, following a two-year transition period, the SEC Modernization Rules will replace the historical property disclosure requirements for mining registrants that are included in SEC Industry Guide 7. The Company is not required to provide disclosure on its mineral properties under the SEC Modernization Rules until its fiscal year beginning January 1, 2021. Under the SEC Modernization Rules, the definitions of “proven mineral reserves” and “probable mineral reserves” have been amended to be substantially similar to the corresponding CIM Definition Standards and the SEC has added definitions to recognize “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” which are also substantially similar to the corresponding CIM Definition Standards; however there are differences in the definitions and standards under the SEC Modernization Rules and the CIM Definition Standards and therefore once the Company begins reporting under the SEC Modernization Rules there is no assurance that the Company’s mineral reserve and mineral resource estimates will be the same as those reported under CIM Definition Standards as contained in the technical report or that the economics for the Mt Todd project estimated in the technical report will be the same as those estimated in any technical report prepared by the Company under the SEC Modernization Rules in the future.

CURRENCY

References to C$ refer to Canadian currency and $ to United States currency.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, including all exhibits hereto and any documents that are incorporated by reference as set forth under “Documents Incorporated by Reference”, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and forward-looking information under Canadian securities laws that are intended to be covered by the safe harbor created by such legislation. All statements, other than statements of historical facts, included in this Prospectus, our other filings with the SEC and Canadian securities commissions and in press releases and public statements by our officers or representatives that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements and forward-looking information, including, but not limited to, such things as those listed below:

Operations

●	our belief that the results of the 2019 PFS (as defined below) demonstrate a technically sound project with robust economics at current gold prices;
●	our belief that our efforts to evaluate, engineer, permit and de-risk the Project have added to the underlying value of the Project and demonstrate strong development potential;
●	our belief that process improvements reflected in the 2019 PFS will result in reduced operating costs, increased gold recovery, and higher gold production realized at Mt Todd;
●	our plans and available funding to continue to identify and study potential Mt Todd optimizations, project improvements and efficiencies;
●	the feasibility of Mt Todd;
●	our belief that selectively rejecting sub-economic material will lower process operating costs at Mt Todd;
●	our belief that fine grinding will improve gold recoveries and favorably impact project economics;
●	estimates of future operating and financial performance;
●	our plans to advance work at Mt Todd to take advantage of our strategic position;
●	our expectation of Mt Todd’s impact, including environmental and economic impacts;
●	our expectation that the 2018 Mt Todd Mine Management Plan will be approved by the Northern Territory Department of Primary Industries and Resources;
●	that prospective development partners will recognize the value of Mt Todd and provide appropriate reward for Vista shareholders;
●	plans and estimates concerning potential Mt Todd development, including access to an adequate supply of water, the availability of natural gas on acceptable terms, as well as the ability to obtain all required permits;
●	dewatering of the pit will not present any major issues when resuming operations in the Batman pit;
●	estimates of mineral reserves and mineral resources at Mt Todd;
●	estimated operating costs, gold recovery and increased estimated gold production at Mt Todd;
●	our intention to improve the value of our gold projects;
●	the potential that development projects may lead to gold production or value-adding strategic transactions; and
●	the results of feasibility studies;
●	our belief that we are in compliance in all material respects with applicable mining, health, safety and environmental statutes and regulations in all of the jurisdictions in which we operate and that our operations are conducted in material compliance with applicable laws and regulations;
●	our estimates with respect to historical mine production at Mt Todd;
●	our expectation that plus 5/8” HPGR crusher product at Mt Todd is harder than the minus 5/8” crushed product and that the hardness of ore in the Batman deposit is relatively constant;

●	our expectation that use of HPGR crushers at Mt Todd will produce a product that can be ground more efficiently and reduce energy requirements as compared to a SAG mill design;
●	our expectation that ore sorting will improve mill feed grade at Mt Todd by approximately 8%, resulting in run-of-mine average mill feed grade of 0.91 g Au/t compared to the Batman pit reserve grade of 0.84 g Au/t, and that total costs for grinding, leaching and tailings handling will be lower than previously estimated;
●	the expectation that reclamation of the heap leach pad at Mt Todd will include disposal of pad liner and regrading of the area occupied by the heap leach pad only as the material on the existing heap leach pad will be processed through the mill at the end of mine life; and
●	our expectation that existing infrastructure at Mt Todd will reduce initial capital expenditure and significantly reduce capital risk related to infrastructure construction;

Business and Industry

●	our belief that our existing working capital, together with potential future sources of non-dilutive financing will be sufficient to fully fund our currently planned activities for more than 12 months;
●	our belief that we are in a position to actively pursue strategic alternatives that provide the best opportunity to maximize value for the Company;
●	our belief that the At-the-Market program will provide additional financing flexibility at a low cost;
●	the potential monetization of our non-core assets, including our mill equipment which is for sale, certain royalty interests and our Midas Gold Shares;
●	potential funding requirements and sources of capital, including near-term sources of additional cash;
●	our expectation that the Company will continue to incur losses and will not pay dividends for the foreseeable future;
●	our potential entry into agreements to find, lease, purchase, option or sell mineral interests;
●	our belief that we are in compliance in all material respects with applicable laws and regulations;
●	our belief that we maintain reasonable amounts of insurance;
●	our expectations related to potential changes in regulations or taxation initiatives;
●	our expectation that we will continue to be a PFIC for U. S. Federal tax purposes;
●	the expected impact of the adoption of new accounting standards on our financial statements;
●	the potential that we may grant options and/or other stock-based awards to our directors, officers, employees and consultants;
●	Pursuant to the Los Reyes Option Agreement (defined in Item 2: Properties – Guadalupe de los Reyes Gold/Silver Project, Sinaloa, Mexico), our belief that:
o	Prime Mining and Minera Alamos will have no legal interest in Los Reyes if the option agreement terminates;
o	our belief we will receive any future payments and that we will be granted a net smelter return royalty pursuant to the terms of the Los Reyes option agreement;
o	if we exercise the Back-in Right, we will enter into a joint venture agreement on acceptable terms, if at all;
o	we will receive any future royalty cancelation payments;
●	our belief that we will receive any future payments for cancellation of the net smelter return royalties on the Awak Mas project in Indonesia;
●	preliminary estimates of the reclamation and other related costs associated with certain mining claims in British Columbia;

●	the potential that future expenditures may be required for compliance with various laws and regulations governing the protection of the environment; and
●	our belief that the COVID-19 pandemic may have a material adverse impact on the Company’s financial condition and results of operations.

Forward-looking statements and forward-looking information have been based upon our current business and operating plans, as approved by the Company’s Board of Directors (the “Board”); our cash and other funding requirements and timing and sources thereof; results of pre-feasibility and feasibility studies, mineral resource and reserve estimates, preliminary economic assessments and exploration activities; advancements of the Company’s required permitting processes; current market conditions and project development plans. The words “estimate,” “plan,” “anticipate,” “expect,” “intend,” “believe,” “will,” “may” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements and forward-looking information. These factors include risks such as:

Operating Risks

●	preliminary feasibility and feasibility study results, timing and the accuracy of estimates and assumptions on which they are based;
●	resource and reserve estimate results, the accuracy of such estimates and the accuracy of sampling and subsequent assays and geologic interpretations on which they are based;
●	technical and operational feasibility and the economic viability of deposits;
●	our ability to raise sufficient capital on favorable terms or at all to meet the substantial capital investment at Mt. Todd;
●	our ability to obtain, renew or maintain the necessary authorizations and permits for Mt Todd, including its development plans and operating activities;
●	the timing and results of a feasibility study on Mt Todd;
●	market conditions supporting a decision to develop Mt Todd;
●	delays in commencement of construction at Mt Todd;
●	increased costs that affect our operations or our financial condition;
●	our reliance on third parties to fulfill their obligations under agreements with us;
●	whether projects not managed by us will comply with our standards or meet our objectives;
●	whether our acquisition, exploration and development activities, as well as the realization of the market value of our assets, will be commercially successful and whether any transactions we enter into will maximize the realization of the market value of our assets;
●	the success of future joint ventures, partnerships and other arrangements relating to our properties;
●	perception of the potential environmental impact of Mt Todd;
●	known and unknown environmental and reclamation liabilities, including reclamation requirements at Mt Todd;
●	potential challenges to the title to our mineral properties;
●	opposition to Mt Todd could have a material adverse effect;
●	future water supply issues at Mt Todd;
●	our ability to secure and maintain natural gas supply contracts to sustain the operation of our planned electrical power generation facility;
●	litigation or other legal claims;
●	environmental lawsuits;

v

Financial and Business Risks

●	fluctuations in the price of gold;
●	lack of adequate insurance to cover potential liabilities;
●	the lack of cash dividend payments by us;
●	our history of losses from operations;
●	our ability to attract, retain and hire key personnel;
●	volatility in our stock price and gold equities generally;
●	our ability to obtain a development partner for Mt Todd on favorable terms, if at all;
●	our ability to raise additional capital or raise funds from the sale of non-core assets on favorable terms, if at all;
●	general economic conditions may have material adverse consequences;
●	industry consolidation which could result in the acquisition of a control position in the Company for less than fair value;
●	evolving corporate governance and public disclosure regulations;
●	intense competition in the mining industry;
●	tax initiatives on domestic and international levels;
●	potential changes in regulations of taxation initiatives;
●	fluctuation in foreign currency values;
●	potential adverse findings by the Australian Government upon review of our Australian research and development grants; and
●	our likely status as a PFIC for U.S. federal tax purposes;
●	Vista may experience cybersecurity threats;
●	Vista is subject to anti-bribery and anti-corruption laws; and
●	Certain directors and officers serve as directors and officers of other companies in the natural resources sector.
●	delays, potential losses and inability to maintain sufficient working capital due to business interruptions or global economic slowdowns caused by the COVID-19 pandemic;

Industry Risks

●	inherent hazards of mining exploration, development and operating activities;
●	a shortage of skilled labor, equipment and supplies;
●	the accuracy of calculations of mineral reserves, mineral resources and mineralized material and fluctuations therein based on metal prices, and inherent vulnerability of the ore and recoverability of metal in the mining process;
●	changes in environmental regulations to which our exploration and development operations are subject; and
●	changes in climate change regulations could result in increased operating costs.

For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements and forward-looking information, please see “Risk Factors” below in this Prospectus. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Except as required by law, we assume no obligation to publicly update any forward-looking statements and forward-looking information, whether as a result of new information, future events or otherwise.

SUMMARY

Overview of the Company

Vista Gold Corp. and its subsidiaries (collectively, “Vista,” the “Company,” “we,” “our,” or “us”) operate in the gold mining industry. We are focused on the evaluation, acquisition, exploration and advancement of gold exploration and potential development projects that may lead to gold production or value adding strategic transactions such as earn-in right agreements, option agreements, leases to third parties, joint venture arrangements with other mining companies, or outright sales of assets for cash and/or other consideration. We look for opportunities to improve the value of our gold projects through exploration drilling and/or technical studies focused on optimizing previous engineering work. We do not currently generate cash flows from mining operations.

The Company’s flagship asset is its 100% owned Mt Todd gold project (“Mt Todd” or the “Project”) in Northern Territory (“NT”) Australia. Mt Todd is the largest undeveloped gold project in Australia. We have invested substantial amounts to evaluate, engineer, permit and de-risk the Project. We believe these efforts have added to the underlying value of the Project and demonstrate strong development potential. In January 2018, the Company announced positive results of an updated preliminary feasibility study for Mt Todd (the “2018 PFS”). In 2018 and 2019, we continued additional metallurgical testing that demonstrated improved gold recovery compared to the 2018 PFS. These test results, other findings and the outcome of an independent benchmarking study were incorporated into an updated preliminary feasibility study, which was issued in October 2019 (the “2019 PFS”). The 2019 PFS successfully confirmed the efficiency of ore sorting across a broad range of head grades, the natural concentration of gold in the screen undersize material prior to sorting, the economics of fine grinding and the resulting improved gold recoveries, and the selection of FLSmidth’s VXP mill as the preferred fine grinding mill.

Vista was originally incorporated on November 28, 1983 under the name “Granges Exploration Ltd.” It amalgamated with Pecos Resources Ltd. during June 1985 and continued as Granges Exploration Ltd. In June 1989, Granges Exploration Ltd. changed its name to Granges Inc. Granges Inc. amalgamated with Hycroft Resources & Development Corporation during May 1995 and continued as Granges Inc. Effective November 1996, Da Capo Resources Ltd. and Granges, Inc. amalgamated under the name “Vista Gold Corp.” and, effective December 1997, Vista continued from British Columbia to the Yukon Territory, Canada under the Business Corporations Act (Yukon Territory). On June 11, 2013, Vista continued from the Yukon Territory, Canada to the Province of British Columbia, Canada under the Business Corporations Act (British Columbia). The current addresses, telephone and facsimile numbers of our offices are:

Executive Office	Registered and Records Office
7961 Shaffer Parkway, Suite 5	1200 Waterfront Centre – 200 Burrard Street
Littleton, Colorado, USA 80127	Vancouver, British Columbia, Canada V7X 1T2
Telephone: (720) 981-1185	Telephone: (604) 687-5744
Facsimile: (720) 981-1186	Facsimile: (604) 687-1415

Recent Developments

In May 2020, the Company received $2,400,000 from PT Masmindo Dwi Area (“PT Masmindo”) to exercise its option to cancel 50% of the Awak Mas net smelter return (“NSR”) royalty. The Company still holds the remaining 50% of the NSR royalty which may be cancelled if PT Masmindo makes a final $2,500,000 payment by April 30, 2021.

The Securities Offered under this Prospectus

The Company may offer the Common Shares, Warrants, Subscription Receipts or Units with a total value of up to $25,000,000 from time to time under this Prospectus, together with any applicable Prospectus Supplement, at prices and on terms to be determined by market conditions at the time of offering.  This Prospectus provides you with a general description of the Securities the Company may offer.  Each time the Company offers Securities, it will provide a Prospectus Supplement that will describe the specific amounts, prices and other important terms of the Securities, including, to the extent applicable:

●	designation or classification;
●	aggregate offering price;

●	original issue discount, if any;
●	rates and times of payment of dividends, if any;
●	redemption, conversion or exchange terms, if any;
●	conversion or exchange prices, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices and in the securities or other property receivable upon conversion or exchange;
●	restrictive covenants, if any;
●	voting or other rights, if any; and
●	important United States and Canadian federal income tax considerations.

A Prospectus Supplement may also add, update or change information contained in this Prospectus or in documents the Company has incorporated by reference.  However, no Prospectus Supplement will offer a security that is not described in this Prospectus.

The Company may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which the Company will provide each time it offers Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.

Common Shares

The Company may offer Common Shares.  The Company may issue Common Shares independently or together with Warrants or Subscription Receipts, and the Common Shares may be attached to or separate from such securities. Holders of Common Shares are entitled to one vote per Common Share on all matters that require shareholder approval.  Holders of Common Shares are entitled to dividends when and if declared by the Board.  The Common Shares are described in greater detail in this Prospectus under “Description of Common Shares”.

Warrants

The Company may offer Warrants for the purchase of Common Shares, in one or more series, from time to time.  The Company may issue Warrants independently or together with Common Shares or Subscription Receipts, and the Warrants may be attached to or separate from such securities.  Warrants to be issued under this Prospectus may or may not be listed on the TSX or on any other securities exchange.  The Prospectus Supplement regarding any Warrant to be issued under this Prospectus will provide disclosure regarding whether the Warrants to be issued under such Prospectus Supplement will be listed or are listed on a securities exchange and will be filed in Canada on the System for Electronic Document Analysis and Retrieval (“SEDAR”) and in the United States with the SEC.

The Warrants will be evidenced by warrant certificates and may be issued under one or more warrant indentures, which are contracts between the Company and a warrant trustee for the holders of the Warrants.  In this Prospectus, the Company has summarized certain general features of the Warrants under “Description of Warrants.”  The Company urges you, however, to read any Prospectus Supplement related to the series of Warrants being offered, as well as the complete warrant indentures and warrant certificates that contain the terms of the Warrants.  Specific warrant indentures will contain additional important terms and provisions and will be filed in the United States on Form 8-K with the SEC and will be filed in Canada on SEDAR.

Subscription Receipts

The Company may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants or any combination thereof.  Subscription Receipts will be issued pursuant to one or more subscription receipt agreements, each to be entered into between the Company and an escrow agent, which will establish the terms and conditions of the Subscription Receipts.  Each escrow agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee.  A copy of the form of subscription receipt agreement will be filed in the United States on Form 8-K with the SEC and will be filed in Canada on SEDAR.

In the Prospectus, the Company has summarized certain general features of the Subscription Receipts under “Description of Subscription Receipts”. The Company urges you, however, to read any Prospectus Supplement related to Subscription Receipts being offered, as well as the complete subscription receipt agreement.

Units

The Company may offer Units consisting of Common Shares, Warrants and/or Subscription Receipts to purchase any of such securities in one or more series.  This Prospectus contains a summary of certain general features of the Units under “Description of Units.”  The Company urges you, however, to read any Prospectus Supplement related to the series of Units being offered.  The Company may evidence each series of units by unit certificates that the Company will issue under a separate unit agreement with a unit agent.  The Company will file in the United States on Form 8-K with the SEC and will file in Canada on SEDAR the unit agreements that describe the terms of the series of Units the Company is offering before the issuance of the related series of Units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

Investing in the Securities involves a high degree of risk.  Prospective investors in a particular offering of Securities should carefully consider the following risks as well as the other information contained in this Prospectus, any applicable Prospectus Supplement, and the documents incorporated by reference herein before investing in the Securities.  If any of the following risks actually occurs, the Company’s business could be materially harmed.  The risks and uncertainties described below are not the only ones the Company faces.  Additional risks and uncertainties, including those of which the Company is currently unaware or that the Company deems immaterial, may also adversely affect the Company’s business.

Operating Risks

We cannot be assured that Mt Todd is feasible or that a feasibility study will accurately forecast economic results.

Mt Todd is our principal asset. Our future profitability depends largely on the economic feasibility of the Project. Before arranging financing for Mt Todd, we will have to complete a feasibility study. The results of our feasibility study may not be as favorable as the results of our prefeasibility studies. There can be no assurance that the mining and comminution processes including ore sorting, gold production rates, revenue, capital and operating costs including taxes and royalties will not vary unfavorably from the estimates and assumptions included in such feasibility study.

Mt Todd requires substantial capital investment and we may be unable to raise sufficient capital on favorable terms or at all.

The construction and operation of Mt Todd will require significant capital. Our ability to raise sufficient capital and/or secure a development partner on satisfactory terms, if at all, will depend on several factors, including a favorable feasibility study, acquisition of the requisite permits, macroeconomic conditions, and future gold prices. Uncontrollable factors or other factors such as lower gold prices, unanticipated operating or permitting challenges, perception of environmental impact or, illiquidity in the debt markets or equity markets, could impede our ability to finance Mt Todd on acceptable terms, or at all.

If we decide to construct the mine at Mt Todd, we will be assuming certain reclamation obligations resulting in a material financial obligation.

The Mt Todd site was not reclaimed when the original mine closed. Although we are not currently responsible for the reclamation of these historical disturbances, we will accept full responsibility for them if and when we make a decision to finance and construct the mine and provide notice to the NT Government of our intention to take over and assume the management, operation and rehabilitation of Mt Todd. At such time, we will be required to provide a bond or other surety in a form and amount satisfactory to the NT Government (in whose jurisdiction Mt Todd is located) that would cover the prospective expense to reclaim the property. In addition, the regulatory authorities may increase reclamation and bonding requirements from time to time. The satisfaction of these bonding requirements and continuing or future reclamation obligations will require a significant amount of capital.

We may not be able to get the required permits to begin construction at Mt Todd in a timely manner or at all.

Any delay in acquiring the requisite permits, or failure to receive required governmental approvals could delay or prevent the start of construction of Mt Todd. If we are unable to acquire permits to mine the property, then the Project cannot be developed and operated. In addition, the property would have no reserves under SEC Industry Guide 7 and NI 43-101, which could result in an impairment of the carrying value of the Project.

There may be other delays in the construction of Mt Todd.

Delays in commencing construction could result from factors such as availability and performance of engineering and construction contractors, suppliers, consultants, and employees; availability of required equipment; and availability of capital. Any delay in performance by any one or more of the contractors, suppliers, consultants, employees or other persons on which we depend, or lack of availability of required equipment, or delay or failure to receive required governmental approvals, or financing could delay or prevent commencement of construction at Mt Todd. There can be no assurance of whether or when construction at Mt Todd will start or that the necessary personnel, equipment or supplies will be available to the Company if and when construction is started.

Increased costs could impede our ability to become profitable.

Capital and operating costs at mining operations are subject to variation due to a number of factors, such as changing ore grade, changing metallurgy, and revisions to mine plans in response to changing commodity prices, additional drilling results and updated geologic interpretations. In addition, costs are affected by the cost of capital, tax and royalty regimes, trade tariffs, the global cost of mining and processing equipment, commodity prices, foreign exchange rates, fuel, electricity, operating supplies and appropriately skilled labor. These costs are at times subject to volatile price movements, including increases that could make future development and production at Mt Todd less profitable or uneconomic. This could have a material adverse effect on our business prospects, results of operations, cash flows and financial condition.

We cannot be assured that we will have an adequate water supply for mining operations at Mt Todd.

Water at Mt Todd is expected to be provided from a fresh water reservoir that is fed by seasonal rains. Insufficient rainfall, or drought-like conditions in the area feeding the reservoir could limit or extinguish this water supply. Sufficient water resources may not be available, resulting in curtailment or stoppage of operations until the water supply is replenished. This could have a material adverse effect on our business prospects, results of operations, cash flows and financial condition.

We could be subject to litigation, allegations or other legal claims.

Our assets or our business activities may be subject to disputes that may result in litigation or other legal claims. We may be subject to allegations through press, social media, the courts or other mediums that may or may not be founded. We may be required to respond to or defend against these claims and/or allegations, which will divert resources away from our principal business. There can be no assurance that our defense of such claims and/or allegations would be successful, and we may be required to make material settlements. This could have a material adverse effect on our business prospects, results of operations, cash flows, financial condition and corporate reputation.

We rely on third parties to fulfill their obligations under agreements.

Our business strategy includes entering into agreements with third-parties (“Partners”), who may earn the right to obtain an interest in certain of our projects, in part by managing the respective project. Whether or not we hold a majority interest in a respective project, our Partner(s) may: (i) have economic or business interests or goals that are inconsistent with or opposed to ours; (ii) exercise veto rights to block actions that we believe to be in the best interests of the project; (iii) take action contrary to our policies or objectives; or (iv) as a result of financial or other reasons, be unable or unwilling to fulfill their obligations under the respective joint venture, option, earn-in right or other agreement(s), such as contributing capital for the expansion or maintenance of projects. Any one or a combination of these could result in liabilities for us and/or could adversely affect the value of the related project(s) and, by association, damage our reputation and consequently our ability to acquire or advance other projects and/or attract future Partners.

Our exploration and development interests are subject to evolving environmental regulations.

Our property and royalty interests are subject to environmental regulations. Environmental legislation is becoming more restrictive in some jurisdictions, with stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect our interests. Currently, our property and royalty interests are subject to government environmental regulations in Australia, Indonesia, Mexico and the U.S.

We could be subject to environmental lawsuits.

Neighboring landowners and other third parties could file claims based on environmental statutes and common law for personal injury and property damage allegedly caused by environmental nuisance, the release of hazardous substances or other waste material into the environment on or around our properties. There can be no assurance that our defense of such claims would be successful. This could have a material adverse effect on our business prospects, financial condition, results of operation, and corporate reputation.

We may have material undisclosed environmental liabilities of which we are not aware.

Vista has been engaged in gold exploration since 1983. Since inception the Company has been involved in numerous exploration projects in many jurisdictions. There may be environmental liabilities associated with disturbances at any of these projects for which the Company may be identified as a potentially responsible party, regardless of its level of involvement in creating the related disturbance. We may not be aware of such claims against the Company until regulators provide notice thereof. Consequently, we may have material undisclosed environmental responsibilities which could negatively affect our business prospects, financial condition and cash flows, results of operations, and corporate reputation.

There may be challenges to our title to mineral properties.

There may be challenges to our title to our mineral properties. If there are title defects with respect to any of our properties, we may be required to compensate other persons or reduce or lose our interest in the affected property. Also, in any such case, the investigation and resolution of title issues could divert Company resources from our core strategies.

Opposition to Mt Todd could have a material adverse effect.

There is generally an increasing level of public concern relating to extractive industries. Opposition to extractive industries, or our development and operating plans at Mt Todd specifically, could have adverse effects on our reputation and support from other stakeholders. As a result, we may be unable to attract a partner, secure adequate financing or complete other activities necessary to continue our planned activities. Any resulting delays or an inability to develop and operate Mt Todd as planned could have a material adverse effect on our business prospects, results of operations, cash flows, financial condition and corporate reputation.

Our exploration and development activities, strategic transactions, or any acquisition activities may not be commercially successful and could fail to lead to gold production or fail to add value.

Substantial expenditures are required to acquire gold properties, establish mineral reserves through drilling and analysis, develop metallurgical processes to extract metal from the ore and develop the mining and processing facilities and infrastructure at any site chosen for mining. We cannot be assured that any mineral reserves or mineral resources acquired, discovered or established will be in sufficient quantities or at sufficient grades to justify commercial operations, attract a strategic partner or strategic transaction, or that the funds invested in them will ever be recovered.

Financial and Business Risks

A substantial or extended decline in gold prices would have a material adverse effect on the value of our assets, on our ability to raise capital and could result in lower than estimated economic returns.

The value of our assets, our ability to raise capital and our future economic returns are substantially dependent on the price of gold. The gold price fluctuates continually and is affected by numerous factors beyond our control. Factors tending to influence gold prices include:

●	gold sales or leasing by governments and central banks or changes in their monetary policy, including gold inventory management and reallocation of reserves;
●	speculative short or long positions on futures markets;
●	the relative strength of the U.S. dollar;
●	expectations of the future rate of inflation;
●	interest rates;
●	changes to economic conditions in the United States, China, India and other industrialized or developing countries;
●	geopolitical conflicts;
●	changes in jewelry, investment or industrial demand;
●	changes in supply from production, disinvestment and scrap; and
●	forward sales by producers in hedging or similar transactions.

A substantial or extended decline in the gold price could:

●	negatively impact our ability to raise capital on favorable terms, or at all;
●	jeopardize the development of Mt Todd;
●	reduce our existing estimated mineral resources and reserves by removing material from these estimates that could not be economically processed at lower gold prices;
●	reduce the potential for future revenues from gold projects in which we have an interest;
●	reduce funds available to operate our business; and
●	reduce the market value of our assets, including our investment in Midas Gold Shares.

General economic conditions may have material adverse consequences.

General economic conditions and financial market turmoil may arise from many sources. These conditions could potentially impact the natural resource sector and Vista. This could include contraction in credit markets resulting in widening of credit risk, imposition of trade tariffs among various countries, devaluations, high volatility in global equity, commodity, foreign exchange and gold markets, and a lack of market liquidity. These and other factors could have a material adverse effect on our business prospects, results of operations, cash flows and financial condition.

Industry consolidation could result in the acquisition of a control position in the Company for less than fair value.

Consolidation within the industry is a growing trend. As a result of the broad range of market and industry factors including the price of gold, we believe the current market value of the common shares in the capital of the Company (the “Common Shares”) does not reflect the fair value of the Company’s assets. These conditions could result in the acquisition of a control position, or attempted acquisition of a control position in the Company at what we believe to be less than fair value. This could result in substantial costs to us and divert our management’s attention and resources. A completed acquisition could result in realized losses of shareholder value.

We have a history of losses, and we do not expect to generate earnings from operations or pay dividends in the near term, if at all.

We are an exploration stage enterprise. As such, we devote our efforts to exploration, analysis and, if warranted, development of our projects. We do not currently produce gold and do not currently generate operating earnings from gold production. We finance our business activities principally by issuing equity and selling non-core assets.

We have incurred losses in all periods since 1998, except for the year ended December 31, 2011, during which we recorded non-cash net gains, and the year ended December 31, 2015 during which we recorded gains related to research and development (“R&D”) refunds. We expect to continue to incur losses. We have no history of paying cash dividends and we do not expect to be able to pay cash dividends or to make any similar distribution in the foreseeable future, if at all.

We may be unable to raise additional capital on favorable terms, or at all.

Our exploration and, if warranted, development activities and the construction and start-up of any mining operation require substantial amounts of capital. In order to develop Mt Todd, acquire attractive gold projects, and/or continue our business, we will have to secure a development partner or otherwise source sufficient equity and debt capital, raise additional funds from the sale of non-core assets and / or seek additional sources of capital from other external sources. There can be no assurance that we will be successful in raising additional capital on acceptable terms. If we cannot raise sufficient additional capital, we may be required to substantially reduce or cease operations, any of which may affect our ability to continue as a going concern.

Our business is subject to evolving corporate governance and public disclosure regulations that have increased both our compliance costs and the risk of noncompliance.

We are subject to changing rules and regulations promulgated by a number of governmental and self-regulated organizations, including the British Columbia Securities Commission, the SEC, the Toronto Stock Exchange (the “TSX”), the NYSE American, and the Financial Accounting Standards Board. These rules and regulations continue to evolve in scope and complexity and many new requirements have been created in response to laws enacted by the United States Congress, making compliance increasingly more difficult and uncertain, which could have an adverse effect on reputation and our stock price.

We face intense competition in the mining industry.

The mining industry is intensely competitive in all of its phases. Some of our competitors are much larger, established companies with greater financial and technical resources than ours. We compete with other companies for attractive mining properties, for capital, for equipment and supplies, for outside services and for qualified managerial and technical employees. Access to financing, equipment, supplies, skilled labor and other resources may also be affected by competition from non-mining related commercial sectors. If we are unable to raise sufficient capital, we will be unable to execute exploration and development programs or such programs may be reduced in scope. Competition for equipment and supplies could result in shortage of necessary supplies and/or increased costs. Competition for outside services could result in increased costs, reduced quality of service and/or delays in completing services. If we cannot successfully retain or attract qualified employees, our ability to advance the development of Mt Todd, to attract necessary financing, to meet all of our environmental and regulatory responsibilities, or to take opportunities to improve our business, could be negatively affected. This could have a material adverse effect on our business prospects, results of operations, cash flows and financial condition.

The occurrence of events for which we are not insured may affect our cash flow and overall profitability.

We maintain insurance policies that mitigate certain risks related to our operations. This insurance is maintained in amounts that we believe to be reasonable based on the circumstances surrounding each identified risk. However, we may elect to limit or not have insurance for certain risks because of the high premiums associated with insuring those risks or for various other reasons. In other cases, insurance may not be available for certain risks. We do not insure against political risk. Occurrence of events for which we are not insured adequately, or at all, could result in significant losses that could materially adversely affect our financial condition and our ability to fund our business.

Our share price may be volatile and your investment in our Common Shares could suffer a decline in value.

Broad market and industry factors may adversely affect the price of our Common Shares, regardless of our actual operating performance. Factors that could cause fluctuation in the price of our Common Shares may include, among other things:

●	changes in financial estimates by us or by any securities analysts who might cover our stock market performance;
●	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in the mining industry;
●	speculation about our business in the press or the investment community;
●	conditions or trends in our industry or the economy generally;
●	changes in the prices of gold;
●	announcements by us or our competitors of significant acquisitions, strategic partnerships or divestitures;
●	additions or departures of key personnel; and
●	sales of our Common Shares, including sales by our directors, officers or significant stockholders.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources.

Currency fluctuations may adversely affect our costs.

We have material property interests in Australia. Most costs in Australia are incurred in the local currency. The appreciation of the Australian dollar, if any, against the U.S. dollar effectively increases our cost of doing business in Australia. This could have the effect of increasing the amount of capital required to continue to explore and develop Mt Todd, and/or reducing the pace at which it is developed.

Our Australian R&D grants are subject to review.

The Australian R&D tax incentive program, under which we have received certain grants related to qualifying R&D programs and expenditures, is a self-assessment process, and as such, the Australian Government has the right to review our qualifying programs and related expenditures. If such a review were to occur, and as a result of the review and failure of a related appeal a qualified program and related expenditures were disqualified, the respective R&D grant could be recalled with penalties and interest.

The Company is likely a “passive foreign investment company,” which will likely have adverse U.S. federal income tax consequences for U.S. shareholders.

U.S. shareholders of our Common Shares should be aware that the Company believes it was classified as a PFIC up to and including the taxable year ended December 31, 2019, and based on current business plans and financial projections, management believes there is a significant likelihood that the Company will be a PFIC during the current taxable year. If the Company is a PFIC for any year during a U.S. shareholder’s holding period, then such U.S. shareholder generally will be required to treat any gain realized upon a disposition of Common Shares, or any so-called “excess distribution” received on their Common Shares, as ordinary income, and to pay an interest charge on a portion of such gain or distributions, unless the shareholder makes a timely and effective “qualified electing fund” (“QEF Election”) or a “mark-to-market” election with respect to the Common Shares. A U.S. shareholder who makes a QEF Election generally must report on a current basis its share of the net capital gain and ordinary earnings for any year in which the Company is PFIC, whether or not the Company distributes any amounts to its shareholders. U.S. shareholders should be aware that there can be no assurance that the Company will satisfy record keeping requirements that apply to a QEF Election, or that the Company will supply U.S. shareholders with information that such U.S. shareholders require to report under the QEF Election rules, in event that the Company is a PFIC and a U.S. shareholder wishes to make a QEF Election. Thus, U.S. shareholders may not be able to make a QEF Election with respect to their Common Shares. A U.S. shareholder who makes the mark-to-market election generally must include as ordinary income each year the excess of the fair market value of the Common Shares over the taxpayer’s basis therein. This paragraph is qualified in its entirety by the discussion below in “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities - “Certain U.S. Federal Income Tax Considerations for U.S. Residents.” Each U.S. shareholder should consult his or her own tax advisor regarding the U.S. federal, U.S. state and local, and foreign tax consequences of the PFIC rules and the acquisition, ownership, and disposition of Common Shares.

The Company may experience cybersecurity threats.

Vista relies on secure and adequate operations of information technology systems in the conduct of its operations. Access to and security of the information technology systems are critical to Vista’s operations. To Vista’s knowledge, it has not experienced any material losses relating to disruptions to its information technology systems. Vista has implemented ongoing policies, controls and practices to manage and safeguard Vista and its stakeholders from internal and external cybersecurity threats and to comply with changing legal requirements and industry practice. Given that cyber risks cannot be fully mitigated and the evolving nature of these threats, Vista cannot assure that its information technology systems are fully protected from cybercrime or that the systems will not be inadvertently compromised, or without failures or defects. Potential disruptions to Vista’s information technology systems, including, without limitation, security breaches, power loss, theft, computer viruses, cyber-attacks, natural disasters, and noncompliance by third party service providers and inadequate levels of cybersecurity expertise and safeguards of third party information technology service providers, may adversely affect the operations of Vista as well as present significant costs and risks including, without limitation, loss or disclosure of confidential, proprietary, personal or sensitive information and third party data, material adverse effect on its financial performance, compliance with its contractual obligations, compliance with applicable laws, damaged reputation, remediation costs, potential litigation, regulatory enforcement proceedings and heightened regulatory scrutiny.

The Company is subject to anti-bribery and anti-corruption laws.

Vista’s operations are governed by, and involve interactions with, many levels of government in numerous countries. Vista is required to comply with anti-corruption and anti-bribery laws in the countries in which we conduct our business. In recent years, there has been a general increase in both the frequency of enforcement and the severity of penalties under such laws, resulting in greater scrutiny and punishment to companies convicted of violating anti-corruption and anti-bribery laws. Furthermore, a company may be found liable for violations by not only its employees, but also by its contractors and third-party agents. Although we have adopted internal control policies to mitigate such risks, there can be no assurance that our internal control policies and procedures always will protect us from recklessness, fraudulent behavior, dishonesty or other inappropriate acts committed by our affiliates, employees or agents and such measures may not always be effective in ensuring that we, our employees, contractors or third-party agents will comply strictly with such laws. If we find ourselves subject to an enforcement action or are found to be in violation of such laws, this could lead to civil and criminal fines and penalties, litigation, and loss of operating licenses or permits, resulting in a material adverse effect on our reputation and results of operations.

Certain directors and officers may serve as directors and officers of other companies in the natural resources sector.

While there are no known existing or potential conflicts of interest between Vista and any of its directors or officers, certain of the directors and officers may serve as directors and officers of other natural resource companies and therefore it is possible that a conflict may arise between their duties as a director or officer of Vista and their duties as a director or officer of such other companies. The directors and officers of Vista are aware of the existence of laws governing accountability of directors and officers for corporate opportunity and disclosure of conflicts of interest. Should any director or officer breach the duties imposed upon them by applicable laws, such actions or inactions could have a material adverse effect on our business prospects, results of operations, cash flows, financial condition and corporate reputation.

Industry Risks

Calculations of mineral reserves and mineral resources are estimates only and subject to uncertainty.

The estimating of mineral reserves and mineral resources is an imprecise process and the accuracy of such estimates is a function of the quantity and quality of available data, the assumptions used and judgments made in interpreting engineering and geological information and estimating future capital and operating costs. There is significant uncertainty in any reserve or resource estimate, and the economic results of mining a mineral deposit may differ materially from the estimates as additional data are developed or interpretations change.

Estimated mineral reserves and mineral resources may be materially affected by other factors.

In addition to uncertainties inherent in estimating mineral reserves and mineral resources, other factors may adversely affect estimated mineral reserves and mineral resources. Such factors may include but are not limited to metallurgical, environmental, permitting, legal, title, taxation, socio-economic, marketing, political, gold prices, and capital and operating costs. Any of these or other adverse factors may reduce or eliminate estimated mineral reserves and mineral resources and could have a material adverse effect on our business prospects, results of operations, cash flows, financial condition and corporate reputation.

Feasibility studies are estimates only and subject to uncertainty.

Feasibility studies are used to determine the economic viability of an ore deposit, as are preliminary feasibility studies and preliminary economic assessments. Feasibility studies are the most detailed studies and reflect a higher level of confidence in the estimated production rates, and capital and operating costs. Generally accepted levels of confidence are plus or minus 15% for feasibility studies, plus or minus 25-30% for preliminary feasibility studies and plus or minus 35-40% for preliminary economic assessments. These thresholds reflect the levels of confidence that exist at the time the study is completed. Subsequent changes to metal prices, foreign exchange rates (if applicable), reclamation requirements, operating and capital costs may cause actual results of economic viability to differ materially from these estimates. Results of subsequent Mt. Todd prefeasibility or final feasibility studies may be less favorable than the current study.

Mining companies are increasingly required to consider and provide benefits to the communities and countries in which they operate, and are subject to extensive environmental, health and safety laws and regulations.

As a result of public concern about the real or perceived detrimental effects of economic globalization and global climate impacts, businesses in general and the mining industry in particular, face increasing public scrutiny of their activities. These businesses are under pressure to demonstrate that as they seek to generate satisfactory returns on investment to shareholders, other stakeholders, including employees, governments, indigenous peoples, communities surrounding operations and the countries in which they operate, benefit and will continue to benefit from their commercial activities. The potential consequences of these pressures include reputational damage, legal suits, increased costs, increased social investment obligations, difficulty in acquiring permits, and increased taxes and royalties payable to governments and communities.

Mining exploration, development and operating activities are inherently hazardous.

Mineral exploration involves many risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome. Operations in which we have direct or indirect interests will be subject to all the hazards and risks normally incidental to exploration, development and production of gold and other metals, any of which could result in work stoppages, damage to property, physical harm and possible environmental damage. The nature of these risks is such that liabilities might exceed any liability insurance policy limits. It is also possible that the liabilities and hazards might not be insurable, or, we could elect not to be insured against such liabilities due to high premium costs or other reasons, in which event, we could incur significant costs that could have a material adverse effect on our business prospects, results of operations, cash flows, financial condition and corporate reputation.

Regulations and pending legislation involving climate change could result in increased operating costs.

Gold production is energy intensive, resulting in a significant carbon footprint. A number of governments and/or governmental bodies have introduced or are contemplating regulatory changes in response to various climate change interest groups and the potential impact of climate change. This type of legislation and possible future legislation and increased regulation regarding climate change could impose significant costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations.

Pending initiatives involving taxation could result in increased tax and operating costs.

There is growing attention from the media and the public on perceived international tax avoidance techniques which could result in escalating rates of poverty, inequality and unemployment in host countries. Initiatives like the Base Erosion and Profit Shifting project being led by the Organization for Economic Cooperation and Development aim to reform the system of international taxation to minimize international tax avoidance techniques. This initiative and possible future initiatives could result in increased tax expense and related compliance costs for Mt Todd or other future mining operations.

Newly adopted rules regarding mining property disclosure by companies reporting with the SEC may result in increased operating and legal costs.

On October 31, 2018, the SEC adopted new rules to modernize mining property disclosure in reports filed with the SEC in order to harmonize SEC disclosure requirements with international standards. These rules are not effective until the Company’s first full fiscal year beginning on or after January 1, 2021. The Company currently reports mineral resources and reserves in compliance with NI 43-101. Because the Company files its reports with the SEC on U.S. domestic forms, under the new rules, the Company will be required to comply with the new SEC mining property disclosure requirements and not make disclosure in accordance with NI 43-101 in the reports it files with the SEC. It is not clear at this time if the Company will be required to prepare separate technical reports under the two reporting regimes or may rely on one technical report prepared in accordance with both reporting standards. Further, while the Company currently utilized its reports as filed with the SEC in meeting its reporting obligations in Canada, if its future reports have mining property disclosure that is not NI 43-101 compliant, the Company may have to prepare separate reports or a supplemental NI 43-101 mining property report. All these changes to the Company’s reporting requirements could result in increased compliance costs.

Direct and indirect consequences of the COVID-19 pandemic may have material adverse consequences.

The COVID-19 pandemic is having a material adverse effect on the global economy, which has impacted the natural resource sector and Vista. Vista has experienced a decline in value of its other investments and is incurring ongoing costs while certain corporate objectives are delayed. If a significant portion of our workforce becomes unable to work or travel to our operations due to illness or state or federal government restrictions (including travel restrictions and “shelter-in-place” and similar orders), we may be forced to reduce or suspend activities at Mt. Todd or our offices, which could limit currently ongoing activities. Illnesses or government restrictions, including the closure of national borders, related to COVID-19 also may disrupt the supply of raw goods, equipment, supplies and services upon which our operations rely. These conditions will require working capital not previously anticipated, which may adversely affect our liquidity and ability to source additional working capital on reasonable terms. Extended delays will continue to affect our liquidity and capital resources and may ultimately have a material adverse effect on both short-term and long-term financial position and results of operations. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section and those set forth under the caption “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2019, such as those relating to our operations and financial condition. Because of the highly uncertain and dynamic nature of events relating to the COVID-19 pandemic, it is not currently possible to estimate the impact of the pandemic on our business. However, these effects could have a material impact on our operations, and we will continue to monitor the COVID-19 situation closely.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows the Company to “incorporate by reference” information it files with the SEC.  This means that the Company can disclose important information to you by referring you to those documents.  Any information the Company references in this manner is considered part of this Prospectus.  Information the Company files with the SEC after the date of this Prospectus will automatically update and, to the extent inconsistent, supersede the information contained in this Prospectus.

The following documents which have been filed by the Company with securities commissions or similar authorities in Canada and with the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus.

(a)	the Annual Report on Form 10-K of the Company, for the year ended December 31, 2019, which report contains the audited consolidated financial statements of the Company and the notes thereto as at December 31, 2019 and 2018 and for the years ended December 31, 2019 and 2018, together with the auditors’ report thereon and the related management’s discussion and analysis of financial condition and results of operations for the years ended December 31, 2019 and 2018, as filed with the SEC on February 27, 2020;

(b)	the Proxy Statement on Schedule 14A of the Company, dated March 21, 2020, in connection with the Company’s April 30, 2020 annual general meeting of shareholders, to the extent such information is specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on February 27, 2020;

(c)	the Quarterly Report on Form 10-Q of the Company, for the quarter ended March 31, 2020, which report contains the unaudited consolidated financial statements of the Company and the notes thereto as at March 31, 2020 and for the quarters ended March 31, 2020 and 2019 and the related management’s discussion and analysis of financial condition and results of operations for the quarters ended March 31, 2020 and 2019, as filed with the SEC on May 4, 2020;

(d)	the Current Reports on Form 8-K of the Company as filed on April 6, 2020 and May 4, 2020;

(e)	the description of the Company’s Common Shares contained in its registration statement on Form 8-A filed on January 4, 1988, including any amendment or report filed for purposes of updating such description; and

(f)	all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K), after the date of this Prospectus but before the end of the offering of the securities made by this Prospectus.

We also hereby specifically incorporate by reference all filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement on Form S-3 to which this Prospectus relates and prior to effectiveness of such registration statement.

You may obtain copies of any of these documents by contacting us at the address and telephone number indicated below or by contacting the SEC as described below. You may request a copy of these documents, and any exhibits that have specifically been incorporated by reference as an exhibit in this prospectus supplement, at no cost, by writing or telephoning to:

Vista Gold Corp.

7961 Shaffer Parkway, Suite 5

Littleton, Colorado 80127

Attention: Douglas L. Tobler, Chief Financial Officer

(720) 981-1185

USE OF PROCEEDS

Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of the Securities will be used by the Company for development of existing or acquired mineral properties and may also be used for acquisitions, working capital requirements, to repay indebtedness outstanding from time to time or for other general corporate purposes.  The Company may, from time to time, issue Common Shares or other securities otherwise than through the offering of Securities pursuant to this Prospectus.

MARKET FOR COMMON SHARES

The Common Shares of Vista Gold are listed on the NYSE American under the trading symbol “VGZ”. On June 23, 2020, the last reported sale price of the Common Shares of Vista on the NYSE American was $0.95, there were 102,096,256 Common Shares issued and outstanding, and we had approximately 243 registered shareholders of record.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities including, in the case of investors who are not residents of Canada for purposes of the Income Tax Act (Canada), whether payment of any amount in respect of a security will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement will also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

DESCRIPTION OF COMMON SHARES

The Company is authorized to issue an unlimited number of Common Shares, without par value, of which 102,096,256 are issued and outstanding as at the date of this Prospectus.

Under our Stock Option Plan (the “Plan”), our Long-Term Equity Incentive Plan (the “LTIP”) and our Deferred Share Unit Plan (the “DSU Plan”), we may grant options, RSUs or restricted stock awards, and/or DSUs to our directors, officers, employees and consultants.  The combined maximum number of our Common Shares that may be reserved for issuance under the Plan, the LTIP and the DSU Plan is a variable number equal to 10% of the issued and outstanding Common Shares on a non-diluted basis. Options, RSUs and DSUs under the Plan, LTIP and DSU Plan, respectively, are granted from time to time at the discretion of the Board, with vesting periods and other terms as determined by the Board.  There are options outstanding to purchase up to 1,367,000 Common Shares at prices ranging from $0.51 to $0.77. There are 2,572,969 restricted stock units and 726,000 deferred share units outstanding.  Upon the vesting conditions being met a holder of restricted stock units or deferred share units is entitled to receive one Common Share for each restricted stock unit held.

The Company may issue Common Shares independently or together with Warrants or Subscription Receipts, and the Common Shares may be attached to or separately from such securities.

Holders of Common Shares are entitled to receive notice of and to attend any meetings of shareholders of the Company and at any meetings of shareholders to one vote for each Common Share held, to receive dividends as and when declared by the directors of the Company and to receive a pro rata share of the assets of the Company available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of the Company.  There are no pre-emptive, conversion or redemption rights attached to the Common Shares.

DESCRIPTION OF WARRANTS

The following description, together with the additional information the Company may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Warrants that the Company may offer under this Prospectus, which will consist of Warrants to purchase Common Shares and may be issued in one or more series.  Warrants may be offered independently or together with Common Shares or Subscription Receipts offered by any Prospectus Supplement, and may be attached to or separate from those Securities.  While the terms the Company has summarized below will apply generally to any Warrants that it may offer under this Prospectus, the

Company will describe the particular terms of any series of Warrants that it may offer in more detail in the applicable Prospectus Supplement.  The terms of any Warrants offered under a Prospectus Supplement may differ from the terms described below.

General

Warrants will be issued under and governed by the terms of one or more warrant indentures (each a “Warrant Indenture”) between the Company and a warrant trustee (the “Warrant Trustee”) that the Company will name in the relevant Prospectus Supplement.  Each Warrant Trustee will be a financial institution organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee.

This summary of some of the provisions of the Warrants is not complete.  The statements made in this Prospectus relating to any Warrant Indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Warrant Indenture.  Prospective investors should refer to the Warrant Indenture relating to the specific Warrants being offered for the complete terms of the Warrants. The Company urges you to read the applicable Prospectus Supplement related to the applicable Warrants that the Company sells under this Prospectus, as well as the complete Warrant Indenture and Warrant Certificate.  In the United States, the Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that the Company files with the SEC, any Warrant Indenture describing the terms and conditions of Warrants the Company is offering before the issuance of such Warrants. In Canada, the Company will file on SEDAR a copy of any Warrant Indenture after the Company has entered into it.

Warrants

The particular terms of each issue of Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

●	the designation and aggregate number of Warrants;
●	the price at which the Warrants will be offered;
●	the currency or currencies in which the Warrants will be offered;
●	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
●	the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;
●	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;
●	the date or dates, if any, on or after which the Warrants and the other Securities with which the Warrants will be offered will be transferable separately;
●	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;
●	whether the Company will issue the Warrants as global securities and, if so, the identity of the depositary of the global securities;
●	whether the Warrants will be listed on any exchange;
●	material United States and Canadian federal income tax consequences of owning the Warrants; and
●	any other material terms or conditions of the Warrants.

Rights of Holders Prior to Exercise

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares issuable upon exercise of the Warrants.

Exercise of Warrants

Each Warrant will entitle the holder to purchase the Common Shares that the Company specifies in the applicable Prospectus Supplement at the exercise price that the Company describes therein.  Unless the Company otherwise specifies in the applicable Prospectus Supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date that the Company sets forth in the applicable Prospectus Supplement.  After the close of business on the expiration date, unexercised warrants will become void.

Holders of the Warrants may exercise the Warrants by delivering the Warrant Certificate representing the Warrants to be exercised together with specified information, and paying the required amount to the Warrant Trustee in immediately available funds, as provided in the applicable Prospectus Supplement.  The Company will set forth on the Warrant Certificate and in the applicable Prospectus Supplement the information that the holder of the Warrant will be required to deliver to the Warrant Trustee.

Upon receipt of the required payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Trustee or any other office indicated in the applicable Prospectus Supplement, the Company will issue and deliver the Common Shares purchasable upon such exercise.  If fewer than all of the Warrants represented by the Warrant Certificate are exercised, then the Company will issue a new Warrant Certificate for the remaining amount of Warrants.  If the Company so indicates in the applicable Prospectus Supplement, holders of the Warrants may surrender securities as all or part of the exercise price for Warrants.

Anti-Dilution

The Warrant Indenture will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets, the Warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for, or on the conversion of, or in respect of, the Common Shares to which the holder of a Common Share would have been entitled immediately after such event.  Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Warrants.

Global Securities

The Company may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement.  The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Warrant Indenture will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or a consent in writing from such holders.  The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the Warrant Indenture.

The Company may amend any Warrant Indenture and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Company may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants or a combination thereof.  Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”), which will establish the terms and conditions of the Subscription Receipts.  Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee.  In the United States, the Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that the Company files with the SEC, any Subscription Receipt Agreement describing the terms and conditions of Subscription Receipts the Company is offering before the issuance of such Subscription Receipts.  In Canada, the Company will file on SEDAR a copy of any Subscription Receipt Agreement after the Company has entered into it.

The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete.  The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement. The Company urges you to read the applicable Prospectus Supplement related to the particular Subscription Receipts that the Company  sells under this Prospectus, as well as the complete Subscription Receipt Agreement.

The Prospectus Supplement relating to any Subscription Receipts the Company offers will describe the Subscription Receipts and include specific terms relating to their offering.  All such terms will comply with the requirements of the TSX and NSYE MKT relating to Subscription Receipts.  If underwriters or agents are used in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriters or agents.

General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts the Company offers will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

●	the designation and aggregate number of Subscription Receipts offered;
●	the price at which the Subscription Receipts will be offered;
●	the currency or currencies in which the Subscription Receipts will be offered;
●	the designation, number and terms of the Common Shares, Warrants or combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;
●	the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Shares, Warrants or a combination thereof;
●	the procedures for the issuance and delivery of Common Shares, Warrants or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;
●	whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on Common Shares by the Company to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Shares pursuant to the terms of the Subscription Receipt Agreement);
●	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;
●	the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, Warrants or a combination thereof pending satisfaction of the Release Conditions;
●	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;
●	if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;
●	procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

●	any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;
●	any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;
●	whether the Company will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;
●	whether the Company will issue the Subscription Receipts as bearer securities, registered securities or both;
●	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;
●	the identity of the Escrow Agent;
●	whether the Subscription Receipts will be listed on any exchange;
●	material United States and Canadian federal tax consequences of owning the Subscription Receipts; and
●	any other terms of the Subscription Receipts.

The holders of Subscription Receipts will not be shareholders of the Company.  Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants or a combination thereof on exchange of their Subscription Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied.  If the Release Conditions are not satisfied, the holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement.  If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement.  Common Shares or Warrants may be held in escrow by the Escrow Agent, and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or Warrants or any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets, the Subscription Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for, or on the conversion of, or in respect of, the Common Shares or Warrants to which the holder of a Common Share or Warrant would have been entitled immediately after such event.  Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Subscription Receipts whose Subscription Receipts entitle the holders thereof to receive Common Shares.  Alternatively, such securities, evidences of indebtedness or assets may, at the option of the Company, be issued to the Escrow Agent and delivered to holders of Subscription Receipts on exercise thereof.  The Subscription Receipt Agreement will also provide that if other actions of the Company affect the Common Shares or Warrants, which, in the reasonable opinion of the directors of the Company, would materially affect the rights of the holders of Subscription Receipts and/or the rights attached to the Subscription Receipts, the number of Common Shares or Warrants which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as the directors of the Company may in their discretion reasonably determine to be equitable to the holders of Subscription Receipts in such circumstances.

Rescission

The Subscription Receipt Agreement will also provide that any misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares or Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares or Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement.  This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

The Company may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement.  The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or a consent in writing from such holders.  The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Company may amend the Subscription Receipt Agreement, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Subscription Receipts.

DESCRIPTION OF UNITS

The following description, together with the additional information the Company may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Units that the Company may offer under this Prospectus.  While the terms the Company has summarized below will apply generally to any Units that the Company may offer under this Prospectus, the Company will describe the particular terms of any series of Units in more detail in the applicable Prospectus Supplement.  The terms of any Units offered under a Prospectus Supplement may differ from the terms described below.

The Company will enter into a form of unit agreement (“Unit Agreement”) between the Company and a unit agent (“Unit Agent”) that describes the terms and conditions of the series of Units the Company is offering, and any supplemental agreements, before the issuance of the related series of Units.  In the United States, the Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that the Company files with the SEC and in Canada, will file on SEDAR, the form of Unit Agreement that describes the terms and conditions of the series of Units the Company is offering, and any supplemental agreements, before the issuance of the related series of Units.

The following summary of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the Unit Agreement and any supplemental agreements applicable to a particular series of Units.  The Company urges you to read the applicable Prospectus Supplements related to the particular series of Units that the Company sells under this Prospectus, as well as the complete Unit Agreement and any supplemental agreements that contain the terms of the Units.

General

The Company may issue units comprising two or more of Common Shares, Warrants and Subscription Receipts in any combination.  Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit.  Thus, the holder of a Unit will have the rights and obligations of a holder of each included security.

The Unit Agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The Company will describe in the applicable Prospectus Supplement the terms of the series of Units, including:

●	the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions of the governing Unit Agreement that differ from those described below; and
●	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under “Description of Common Shares”, “Description of Warrants” and “Description of Subscription Receipts” will apply to each Unit and to any Common Share, Warrant or Subscription Receipt included in each Unit, respectively.

Issuance in Series

The Company may issue Units in such amounts and in numerous distinct series as the Company determines.

Enforceability of Rights by Holders of Units

Each Unit Agent will act solely as the Company’s agent under the applicable Unit Agreement and will not assume any obligation or relationship of agency or trust with any holder of any Unit.  A single bank or trust company may act as Unit Agent for more than one series of Units.  A Unit Agent will have no duty or responsibility in case of any default by the Company under the applicable Unit Agreement or Unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon the Company.  Any holder of a Unit may, without the consent of the related Unit Agent or the holder of any other Unit, enforce by appropriate legal action its rights as holder under any security included in the Unit.

The Company, the Unit Agents and any of their agents may treat the registered holder of any Unit Certificate as an absolute owner of the Units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the Units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

General

The Company may offer and sell the Securities on a continuous or delayed basis, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices.  The Company may only offer and sell the Securities pursuant to a Prospectus Supplement during the 36-month period that this Prospectus, including any amendments hereto, remains effective.  The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds to the Company from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers.  Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

By Underwriters

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased.  The Company may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities.  Any such fee or commission will be paid out of the proceeds of the offering or the general corporate funds of the Company.

By Dealers

If dealers are used, and if so specified in the applicable Prospectus Supplement, the Company will sell such Securities to the dealers as principals.  The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale.  Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Agents

The Securities may also be sold through agents designated by the Company.  Any agent involved will be named, and any fees or commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement.  Any such fees or commissions will be paid out of the proceeds of the offering or the general corporate funds of the Company.  Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by the Company at such prices and upon such terms as agreed to by the Company and the purchaser.  In this case, no underwriters, dealers or agents would be involved in the offering.

General Information

Underwriters, dealers and agents that participate in the distribution of the Securities offered by this Prospectus may be deemed underwriters under the U.S. Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the U.S. Securities Act.

With respect to the sale of Securities under this Prospectus and any Prospectus Supplement, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker or dealer will not be greater than eight percent (8%).

Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under Canadian provincial and territorial and United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.  Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

The Company may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this Prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable Prospectus Supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the Securities, if the Prospectus Supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with the terms of the Securities. The Prospectus Supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket.

In connection with any offering of Securities (unless otherwise specified in the Prospectus Supplement), underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market.  Such transactions may be commenced, interrupted or discontinued at any time.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Company are Plante & Moran, PLLC, (“Plante Moran”), of Denver, Colorado, an Independent Registered Public Accounting Firm.

The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc. at the principal offices in Vancouver and Toronto.

EXPERTS

Information relating to the Company’s mineral properties in this Prospectus and the documents incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by Tetra Tech, Inc.,  Rex Clair Bryan, Anthony Clark, Thomas L. Dyer, Amy L. Hudson, Chris Johns, Deepak Malhotra, Zvonimir Ponos, Guy Roemer, Vicki Scharnhorst, Jessica I. Monasterio, Keith Thompson, and John Rozelle, and this information has been included in reliance on such companies and persons’ expertise.  Each of Tetra Tech, Inc.,  Rex Clair Bryan, Anthony Clark, Thomas L. Dyer, Amy L. Hudson, Chris Johns, Deepak Malhotra, Zvonimir Ponos, Guy Roemer, Vicki Scharnhorst, Jessica I. Monasterio, Keith Thompson, and John Rozelle is a qualified person as such term is defined NI 43-101.

None of Tetra Tech, Inc.,  Rex Clair Bryan, Anthony Clark, Thomas L. Dyer, Amy L. Hudson, Chris Johns, Deepak Malhotra, Zvonimir Ponos, Guy Roemer, Vicki Scharnhorst, Jessica I. Monasterio, Keith Thompson, and John Rozelle each being companies and persons who have prepared or certified the preparation of reports, statements or opinions relating to the Company’s mineral properties, or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in the property of the Company or of any associate or affiliate of the Company.  As at the date hereof, the aforementioned persons, companies and persons at the companies specified above who participated in the preparation of such reports, statements or opinions, as a group, beneficially own, directly or indirectly, less than 1% of the Company’s outstanding Common Shares.

The current auditors of the Company are Plante Moran, of Denver, Colorado.  Plante Moran report that they are independent of the Company in accordance with the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia and in accordance with the applicable rules and regulations of the SEC.  Plante Moran is registered with the Public Company Accounting Oversight Board. The audited consolidated financial statements of the Company as at December 31, 2019 and 2018 and for the years ended December 31, 2019 and 2018 have been audited by Plante Moran and are incorporated by reference herein in reliance on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters related to the Securities offered by this Prospectus will be passed upon on the Company’s behalf by Borden Ladner Gervais LLP, with respect to matters of Canadian law, and Dorsey & Whitney LLP, with respect to matters of United States law.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

This Prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement.  Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement.  You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.   You may also read and copy any document we file with the SEC at the SEC’s public reference rooms at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549

12,272,730 Units

Underwriters’ Warrants to purchase 348,682 Common Shares

P R O S P E C T U S S U P P L E M E N T

Sole Book-Running Manager

H.C. Wainwright & Co.

Co-Manager	Co-Manager

Haywood Securities Inc.	Roth Capital Partners

July 7, 2021